As filed with the Securities and Exchange Commission on October 6, 2023

Registration Number: 333-265284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 5

to

FORM F-1

on

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Prenetics Global Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 701-706, K11 Atelier, 728 King’s Road, Quarry Bay

Hong Kong

+852 2210-9588

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor, New York, N.Y. 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danny Sheng Wu Yeung

Unit 701-706, K11 Atelier

728 King’s Road, Quarry Bay

Hong Kong

Tel: +852 2110 9588

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 28, 2022, Prenetics Global Limited (the “Registrant”) filed Amendment No. 3 to a Registration Statement on Form F-1 (File No. 333-265284) (as amended, the “Registration Statement”), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2022. On December 14, 2022, the Registrant filed post-effective amendment No. 1 to the Registration Statement to include its unaudited condensed consolidated financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and to update certain other information contained in the Registration Statement, and the post-effective amendment No. 1 was subsequently declared effective by the SEC on December 14, 2022. On May 1, 2023, the Registrant filed post-effective amendment No. 2 to the Registration Statement to include its consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 and to update certain other information contained in the Registration Statement. On May 31, 2023, the Registrant filed post-effective amendment No. 3 to the Registration Statement to include certain amendments. On July 6, 2023, the Registrant filed post-effective amendment No. 4 to the Registration Statement to include certain amendments, and the post-effective amendment No. 4 was subsequently declared effective by the SEC on July 20, 2023. The Registrant is filing this post-effective amendment No. 5 to Form F-1 on Form F-3 to convert the Registration Statement (and all amendments thereto) into a registration statement on Form F-3.

All applicable registration fees for previously registered securities were paid at the time of the original filing of the Registration Statement on Form F-1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2023

PRELIMINARY PROSPECTUS

PRENETICS GLOBAL LIMITED

57,637,419 CLASS A ORDINARY SHARES

6,041,007 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES AND

7,792,898 CLASS A ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the offer and resale from time to time by the selling securityholders or their pledgees, donees, transferees, assignees or other successors-in-interest that receive any of the securities being registered hereunder as a gift, distribution, or other non-sale related transfer (collectively, the “Selling Securityholders”) of up to (A) 57,637,419 Class A Ordinary Shares, which includes (i) 6,777,140 Class A Ordinary Shares issued in the PIPE Investment at an effective price of $7.75 per share, pursuant to the Amended PIPE Subscription Agreements, (ii) 7,740,000 Class A Ordinary Shares issued to the Forward Purchase Investors at an effective price of $7.75 per share (assuming no value is assigned to the Artisan Private Warrants issued to the Forward Purchase Investors referred to in clause (B)), pursuant to the Amended Forward Purchase Agreements and the Deeds of Amendment to Deed of Novation and Amendment, (iii) 6,933,558 Class A Ordinary Shares issued to the Sponsor pursuant to the Initial Merger, which shares were exchanged from the Artisan Public Shares which were issued upon conversion of the Founder Shares originally issued as set forth in the immediately following paragraph, (iv) 100,000 Class A Ordinary Shares issued to certain Artisan Directors pursuant to the Initial Merger, which shares were exchanged from the Artisan Public Shares which were issued upon conversion of the Founder Shares originally issued as set forth in the immediately following paragraph, (v) 9,713,864 Class A Ordinary Shares issuable upon the conversion of 9,713,864 Class B Ordinary Shares issued to Da Yeung Limited pursuant to the Acquisition Merger, which shares were exchanged from ordinary shares and Series A preferred shares of Prenetics originally issued by Prenetics at a weighted average effective price of $0.04 per share, as adjusted for the Exchange Ratio, (vi) 1,881,844 Class A Ordinary Shares issued to Avrom Boris Lasarow pursuant to the Acquisition Merger, which shares were exchanged from ordinary shares of Prenetics originally issued by Prenetics at an effective price of $1.60 per share, as adjusted for the Exchange Ratio, (vii) 3,840,716 Class A Ordinary Shares issued to For Excelsiors Limited pursuant to the Acquisition Merger, which shares were exchanged from ordinary shares of Prenetics originally issued by Prenetics at a weighted average effective price of $0.03 per share, as adjusted for the Exchange Ratio, (viii) 10,276,819 Class A Ordinary Shares issued to Prudential Hong Kong Limited pursuant to the Acquisition Merger, which shares were exchanged from Series C preferred shares of Prenetics originally issued by Prenetics at an effective price of $1.60 per share, as adjusted for the Exchange Ratio, (ix) 9,206,785 Class A Ordinary Shares issued to Genetel Bioventures Limited pursuant to the Acquisition Merger, which shares were exchanged from ordinary shares of Prenetics originally issued by Prenetics at a weighted average effective price of $0.07 per share, as adjusted for the Exchange Ratio, (x) 789,282 Class A Ordinary Shares issued to Cui Zhanfeng pursuant to the Acquisition Merger, which shares were exchanged from ordinary shares of Prenetics originally issued by Prenetics at an effective price of $2.25 per share, as adjusted for the Exchange Ratio, and (xi) 377,411 Class A Ordinary Shares issued to Lucky Rider Investments Limited pursuant to the Acquisition Merger, which shares were exchanged from Series D preferred shares of Prenetics originally issued by Prenetics at an effective price of $2.25 per share, as adjusted for the Exchange Ratio; (B) 6,041,007 Warrants (“Private Warrants”) issued to the Sponsor and the Forward Purchase Investors pursuant to the Initial Merger, which were exchanged from Artisan Private Warrants originally issued to the Sponsor at a purchase price of $1.50 and to the Forward Purchase Investors (together with the issuance of Class A Ordinary Shares) pursuant to the Amended Forward Purchase Agreements and the Deeds of Amendment to Deed of Novation and Amendment; and (C) up to 7,792,898 Class A Ordinary Shares issuable upon exercises of the Private Warrants.

Prior to the consummation of Artisan’s IPO, the Sponsor purchased 8,625,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Artisan subsequently effected a share recapitalization and issued an additional 1,500,000 Founder Shares to the Sponsor for no consideration. The Sponsor subsequently transferred an aggregate of 100,000 Founder Shares to certain Artisan Directors for no consideration and an aggregate of 750,000 Founder Shares to the Forward Purchase Investors pursuant to the

Forward Purchase Agreements, and forfeited 141,442 Founder Shares as the over-allotment option of the underwriters of Artisan’s IPO was not exercised in full, resulting in the Sponsor owning 9,133,558 Founder Shares. Pursuant to the Sponsor Agreement and the Initial Merger, all 9,133,558 Founder Shares were converted into Artisan Public Shares which were then exchanged for an aggregate of 6,933,558 Class A Ordinary Shares upon the closing of the Initial Merger. This resulted in an effective price of approximately $0.004 per share for each of the shares received by the Sponsor pursuant to the Initial Merger and being registered for resale by the Sponsor (or its transferees) pursuant to this registration statement. On June 9, 2022, the Sponsor distributed the 6,933,558 Class A Ordinary Shares and 4,541,007 Private Warrants held by it to its two members on a pro rata basis, Woodbury Capital Management Limited and M13 Capital Management Holdings Limited.

We are registering the offer and resale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may offer and sell these securities directly to purchasers, through agents in ordinary brokerage transactions, in underwritten offerings, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.”

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding warrants for cash, we would receive aggregate proceeds of approximately $154.6 million. However, we will only receive such proceeds if all the Warrant holders exercise all of their Warrants. The exercise price of our Warrants is $8.91 per 1.29 shares (or an effective price of $6.91 per share), subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Ordinary Shares. If the market price for our Class A Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. On September 25, 2023, the closing price of our Class A Ordinary Shares was $0.46 per share. Holders of the Private Warrants have the option to exercise the Private Warrants on a cashless basis in accordance with the Existing Warrant Agreement. To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the warrants will decrease.

Our Class A Ordinary Shares and Warrants are listed on the Nasdaq Stock Market LLC, or “NASDAQ,” under the trading symbols “PRE” and “PRENW,” respectively. On September 25, 2023, the closing price for our Class A Ordinary Shares on NASDAQ was $0.46 per share. On September 25, 2023, the closing price for our Warrants on NASDAQ was $0.05 per unit.

In connection with and prior to the Business Combination, holders of 28,878,277 Artisan Public Shares exercised their right to redeem their shares for cash at a price of approximately $10.01 per share, for an aggregate price of $288.9 million, which represented approximately 85.1% of the total Artisan Public Shares then outstanding. The Class A Ordinary Shares being offered for resale pursuant to this prospectus represent approximately 43.1% of the total outstanding Class A Ordinary Shares (assuming and after giving effect to the issuance of shares upon exercise of all outstanding Warrants) as of September 25, 2023, and the warrants being offered for resale pursuant to this prospectus represent approximately 34.8% of our outstanding Warrants as of September 25, 2023. Given the substantial number of securities being registered for potential resale by the selling securityholders pursuant to this registration statement, the sale of such securities by the selling securityholders, or the perception in the market that the selling securityholders may or intend to sell all or a significant portion of such securities, could increase the volatility of the market price of our Class A Ordinary Shares or Warrants or result in a significant decline in the public trading price of our Class A Ordinary Shares or Warrants. Even though the current trading price of the Class A Ordinary Shares is below $10.00, which is the price at which the units were issued in Artisan’s IPO, the Sponsor (or its transferees) and certain other selling securityholders have an incentive to sell their Class A Ordinary Shares because they will still profit on sales due to the lower price at which they purchased their shares compared to the price at which public investors in Artisan’s IPO purchased their shares or the current trading price of our Class A Ordinary Shares. Public investors may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices that they paid and the current trading price. Based on the closing prices of our Class A Ordinary Shares and Warrants referenced above, (i) the selling securityholders that were formerly securityholders of Prenetics may experience profit ranging from $0 to $0.43 per share, (ii) the Sponsor (or its transferees) may experience profit of up to $0.46 per share, or up to approximately $3.19 million in the aggregate, and (iii) the Artisan Directors may experience profit of up to $0.46 per share, or up to approximately $46,000 in the aggregate.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” under applicable U.S. federal securities laws and, as such, are eligible for certain reduced public company reporting requirements. See “Prospectus Summary — Emerging Growth Company.”

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Foreign Private Issuer.”

Throughout this prospectus, unless the context indicates otherwise, references to “Prenetics” refer to Prenetics Holding Company Limited, formerly known as Prenetics Group Limited, a Cayman Islands holding company, references to “Prenetics HK” refer to Prenetics Limited, a wholly owned subsidiary of Prenetics, and references to “Prenetics Group” refer to Prenetics Holding Company Limited, together as a group with its subsidiaries, including its operating subsidiaries. As a result of the Business Combination, Prenetics has become a wholly owned subsidiary of ours. Prenetics Global Limited is a Cayman Islands holding company with operations primarily conducted by its subsidiaries, in particular, Prenetics, ACT Genomics, and their respective subsidiaries. Investors purchasing our securities are purchasing equity interests in the Cayman Islands holding company. We have subsidiaries conducting operations in Hong Kong, in particular, Prenetics HK, ACT Genomics (Hong Kong) Limited, Sanomics Limited, and their respective subsidiaries.

We face various legal and operational risks and uncertainties relating to our operations in Hong Kong. As we presently do not have any business operations in mainland China, either directly or through Variable Interest Entity (VIE) arrangements, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business, financial condition or results of operations. However, since Hong Kong and Macau are special administrative regions of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau. Recent PRC governmental statements and regulatory developments, such as those relating to VIEs, data and cyberspace security, and anti-monopoly concerns, could potentially be applicable to us and our subsidiaries, such as Prenetics or Prenetics HK, given our operations in Hong Kong. This is compounded by the considerable oversight authority the Chinese government holds over business conduct in Hong Kong.

Should the PRC government seek to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to us in the future, it would likely have a material adverse impact on our business, financial condition and results of operations, ability to accept foreign investments and our ability to offer or continue to offer securities to investors in the U.S. or to list on a U.S. or other international securities exchange, any of which may cause the value of our securities to significantly decline or become worthless. For example, if the recent PRC regulatory actions on data and cyberspace security were to apply to us, including our operations in Hong Kong or Macau, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our listing or continued listing on a U.S. or a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. Regulatory actions related to data security or anti-monopoly concerns in Hong Kong or Macau may also impact our ability to conduct our business, accept foreign investments, or continue to be listed or list on a U.S. or foreign stock exchange.

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. See “Risk Factors — Risks Related to Our Business and Industry — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Risk Factors — Risks Related to Our Business and Industry — Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.” In light of the PRC government’s expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in Hong Kong or mainland China, if we in the future decide to expand our business operations in mainland China, at any time, or may exert more control over offerings conducted in the U.S. or in other international jurisdictions or foreign investment in companies like us.

From 2020 to 2022, cash was transferred from Prenetics HK to its subsidiaries in the form of capital contributions and through intercompany advances. If needed, cash may be transferred between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa through intercompany fund advances and capital contributions, and there are currently no restrictions of transferring funds between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa. However, there also can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business. Under our cash management policy, the amount of intercompany transfer of funds is determined based on the working capital needs of the subsidiaries and intercompany transactions and is subject to internal approval process and funding arrangements. Our management review and monitor our cash flow forecast and working capital needs of the subsidiaries on a regular basis. In addition, we have not faced difficulties or limitations on our ability to transfer cash between subsidiaries in United Kingdom, India, Singapore and South Africa. Cash generated from Prenetics HK is used to fund operations of its subsidiaries, and no funds were transferred from our subsidiaries in the United Kingdom to fund operations of Prenetics HK for the years ended on December 31, 2020, December 31, 2021, and December 31, 2022. For the year ended on December 31, 2022 and up to the date of this prospectus, cash amounting to US$119.5 million has been transferred from our Cayman Islands holding company to Prenetics HK for treasury management.

We and our subsidiaries have not declared or paid dividends or made any distribution of earnings as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to pay dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page  17 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED    , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC by Prenetics Global Limited using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

COMMONLY USED TERMS

References to “U.S. Dollars,” “USD,” “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “the Company” and “our company” refer to Prenetics Global Limited and its subsidiaries and consolidated affiliated entities. References to “Prenetics” refer to Prenetics Holding Company Limited, formerly known as Prenetics Group Limited, a Cayman Islands holding company. References to “Prenetics HK” refer to Prenetics Limited, a wholly owned subsidiary of Prenetics. References to “Prenetics Group” refer to Prenetics Holding Company Limited, together as a group with its subsidiaries. As a result of the Business Combination, Prenetics has become a wholly owned subsidiary of ours.

Unless otherwise stated or unless the context otherwise requires in this prospectus:

“Acquisition Merger” means the merger between Prenetics Merger Sub and Prenetics, with Prenetics being the surviving entity and becoming our wholly owned subsidiary;

“ACT Genomics” means ACT Genomics Holdings Company Limited;

“ACT Acquisition” means the acquisition of 74.39% of the equity interest in ACT Genomics;

“ACT Sale and Purchase Agreements” means the Agreements for Sale and Purchase dated December 16, 2022 and January 3, 2023, respectively, by and among the Company, ACT Genomics, and certain other persons specified thereunder;

“Amended Forward Purchase Agreements” means (i) the Forward Purchase Agreement entered into as of March 1, 2021 with Aspex Master Fund; and (ii) the Forward Purchase Agreement entered into as of March 1, 2021 with Pacific Alliance Asia Opportunity Fund L.P., as amended by the Deeds of Novation and Amendment;

“Artisan” means Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Artisan Articles” means Artisan’s amended and restated memorandum and articles of association adopted by special resolution dated May 13, 2021;

“Artisan Directors” means William Keller, Mitch Garber, Fan Yu, and Sean O’Neill;

“Artisan Merger Sub” means AAC Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and our direct wholly owned subsidiary;

“Artisan Private Warrants” means the warrants sold to the Sponsor in the private placement consummated concurrently with the IPO, each entitling its holder to purchase one Artisan Public Share at an exercise price of $11.50 per share, subject to adjustment;

“Artisan Public Share” means a Class A ordinary share, par value $0.0001 per share, of Artisan;

“Artisan Public Warrants” means the redeemable warrants issued in the IPO, each entitling its holder to purchase one Artisan Public Share at an exercise price of $11.50 per share, subject to adjustment;

“Artisan Shares” means the Artisan Public Shares and Founder Shares;

“Artisan Warrants” means the Artisan Public Warrants and the Artisan Private Warrants;

“Business Combination” means the Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement;

“Business Combination Agreement” means the business combination agreement, dated September 15, 2021 (as amended by an Amendment to Business Combination Agreement dated as of March 30, 2022 and as may be further amended, supplemented, or otherwise modified from time to time), by and among the Company, Artisan, Artisan Merger Sub, Prenetics Merger Sub and Prenetics;

“Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“China” or “PRC,” in each case, means the People’s Republic of China, including Hong Kong and Macau and excluding, solely for the purpose of this prospectus, Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

“Class A Exchange Ratio” means a ratio equal to 1.29;

“Class A Ordinary Share” means a Class A ordinary share, par value $0.0001 per share, of the Company;

“Class B Ordinary Share” means a convertible Class B ordinary share, par value $0.0001 per share, of the Company;

“Class B Recapitalization” means, (i) the conversion of 9,133,558 Founder Shares held by Sponsor into 5,374,851 Artisan Public Shares, (ii) the conversion of an aggregate of 100,000 Founder Shares held by the Artisan independent directors into 77,519 Artisan Public Shares, and (iii) the surrender and forfeiture by Sponsor of 1,316,892 Private Placement Warrants, in each case of (i), (ii) and (iii) pursuant to and subject to the terms and conditions of the Sponsor Agreement immediately prior to the Initial Merger, and (iv) the conversion of all the Founder Shares held by the Forward Purchase Investors on a one-for-one basis pursuant to and subject to the terms and conditions of the Deeds of Amendment to the Deeds of Novation and Amendment immediately prior to the Initial Closing;

“Closing” means the closing of the Acquisition Merger;

“Closing Date” means May 18, 2022, the date of the Closing;

“Continental” means Continental Stock Transfer & Trust Company;

“Deeds of Novation and Amendment” means (i) the Deed of Novation and Amendment entered into by Artisan, Sponsor, the Company and Aspex Master Fund, dated as of September 15, 2021 (pursuant to such amendment, Aspex Master Fund committed to subscribe for and purchase 3,000,000 Class A Ordinary Shares and 750,000 Warrants for an aggregate purchase price equal to $30 million); and (ii) the Deed of Novation and Amendment entered into by Artisan, Sponsor, the Company and Pacific Alliance Asia Opportunity Fund L.P., dated as of September 15, 2021 (pursuant to such amendment, Pacific Alliance Asia Opportunity Fund L.P. committed to subscribe for and purchase 3,000,000 Class A Ordinary Shares and 750,000 Warrants for an aggregate purchase price equal to $30 million);

“ESOP” means the 2021 Share Incentive Plan of Prenetics adopted on June 16, 2021, as may be amended from time to time;

“Exchange Ratio” means a ratio equal to 2.033097981;

“Existing Warrant Agreement” means the warrant agreement, dated May 13, 2021, by and between Artisan and Continental;

“Forward Purchase Investors” means Aspex Master Fund and Pacific Alliance Asia Opportunity Fund L.P.;

“Founder Share” means a Class B ordinary share, par value $0.0001 per share, of Artisan;

“Initial Closing” means the closing of the Initial Merger;

“Initial Merger” means the merger between Artisan and Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as our wholly owned subsidiary;

“IPO” means Artisan’s initial public offering, which was consummated on May 18, 2021;

“mainland China” means the People’s Republic of China, excluding, solely for the purpose of this prospectus, Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this prospectus;

“NASDAQ” means the Nasdaq Stock Market;

“Prenetics” means Prenetics Holding Company Limited, formerly known as Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Prenetics Group” means Prenetics Holding Company Limited, together as a group with its subsidiaries, including its operating subsidiaries;

“Prenetics HK” means Prenetics Limited, a limited liability company incorporated in Hong Kong;

“SEC” means the U.S. Securities and Exchange Commission;

“securities” refer to our Class A Ordinary Shares and Warrants;

“shares” or “ordinary shares” refer to our Class A Ordinary Shares and Class B Ordinary Shares;

“Sponsor” means Artisan LLC, a limited liability company registered under the laws of the Cayman Islands;

“Sponsor Agreement” means that certain Sponsor Forfeiture and Conversion Agreement entered into on March 30, 2022 by and among Prenetics, Artisan, the Company, Sponsor and the independent directors of Artisan;

“Warrants” means warrants of the Company, each entitling its holder to purchase 1.29 Class A Ordinary Share at an exercise price of $8.91 per 1.29 shares, subject to adjustment pursuant to the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement.

INFORMATION INCOROPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC, and until the termination or completion of that offering under this prospectus:

•	our annual report on Form 20-F filed with the SEC on May 1, 2023;

•	our report on Form 6-K furnished to the SEC on September 18, 2023, June 5, 2023, and June 26, 2023;

•	our report on Form 6-K/A furnished to the SEC on May 1, 2023; and

•

the description of our Class A ordinary shares and warrants to purchase Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on May 17, 2022, and any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to::

Prenetics Global Limited

Unit 701-706, K11 Atelier

728 King’s Road, Hong Kong

Tel: 852-2210 9588

Attention: Investor Relations Department

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “anticipate,” “expect,” “seek,” “project,” “intend,” “plan,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which we operate, as well as the possible or assumed future results of operations of our Company. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:

•	The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

•	Our ability to successfully compete in highly competitive industries and markets;

•	Our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services and grow our ecosystem;

•	Political instability in the jurisdictions in which we operate;

•	The overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•	Our ability to execute our strategies, manage growth and maintain our corporate culture as we grow;

•	Our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;

•	Our ability to develop and protect intellectual property;

•	Changes in the need for capital and the availability of financing and capital to fund these needs;

•	Anticipated technology trends and developments and our ability to address those trends and developments with our products and services;

•	The safety, affordability, convenience and breadth of our products and services;

•

Man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that may directly or indirectly affect our business or assets;

•	The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

•	Exchange rate fluctuations;

•	Changes in interest rates or rates of inflation;

•	Legal, regulatory and other proceedings;

•	Our ability to maintain the listing of our securities on NASDAQ;

•	The results of any future financing efforts; and

•	Our ability to integrate our business successfully with ACT Genomics and realize the anticipated synergies and related benefits, or to do so within the anticipated timeframe.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

PROSPECTUS SUMMARY

Overview

We are a leading genomics-driven health sciences company that is seeking to revolutionize prevention, early detection and treatment of cancer. Founded in 2014 from a vision to redefine the very essence of healthcare, we harness the unparalleled power of genomics to pioneer the future of prevention, early cancer detection, and precision treatment. We see a world where prevention isn’t just an option, but the very foundation of longevity. Our commitment is to empower every individual with transformative, personalized healthcare journeys. Through relentless dedication to groundbreaking research, cutting-edge technology, and real-world applications, we don’t just envision a healthier tomorrow—we are actively crafting a legacy of wellness for countless generations ahead.

Our Business Units

We have three business units, each focused on one of our core pillars in early cancer detection, prevention, and treatment selection and monitoring.

Early Cancer Detection - Insighta

Our early cancer detection unit, under our US$200 million joint venture Insighta, seeks to revolutionize early cancer detection through developing and commercializing Professor Dennis Lo’s patented breakthrough multi-cancer early detection technology, “FRAGMA”. FRAGMA detects and analyses fragmentation patterns of plasma DNA, providing a non-invasive epigenetics-based means for the detection of a wide variety of cancers, and is expected to provide an accurate and low-cost method for early cancer detection. Prenetics contributed US$100 million in consideration to the joint venture for the acceleration of clinical trials and commercialization of Insighta’s tests. Insighta intends to focus its initial tests on liver and lunch cancer, the most lethal forms of cancer in Asia, then develop a multi-cancer early detection test. Insighta is currently carrying out a case control study for its liver cancer test, and is expected to begin a multi-country clinical trial in 2024.

Prevention – Circle HealthScience

Under our prevention unit, we seek to build the world’s leading consumer preventive healthcare platform by utilizing science to empower consumers to achieve their personal health goals. Our in-house developed consumer genetic testing product, CircleDNA, offers one of the most comprehensive DNA tests capitalizing on our in-house developed testing algorithm. With more than 500 insights across more than 20 health categories, CircleDNA offers customers with a wellspring of information about their genetic make-up and actionable recommendations at their fingertips. In addition to CircleDNA, we are developing a digital health platform to provide consumers with easily accessible and actionable insights about their health and access to personalized preventative healthcare.

Treatment Selection and Monitoring – ACT Genomics

Our treatment selection and monitoring unit is powered by ACT Genomics, an Asia-based precision oncology company which we acquired a majority stake in in December 2022. ACT Genomics is the first Asia-based company to receive FDA clearance for a comprehensive genomic profiling test for solid tumors, enabling healthcare professionals to provide personalized therapy and supporting drug discovery. ACT Genomics intends to expand its product offering to advanced liquid biopsy for solid tumors profiling and recurrence monitoring.

With a diverse, talented and strong management team consisting of scientists, entrepreneurs and professionals, we believe that we have a strong capability and a proven track record in research and development, transforming technologies into commercial products and healthcare services that appeal to customers and effectively address their needs.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act, and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, we have been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.

Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or “the Exchange Act,” that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S.

domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.

Our Corporate Information

We are an exempted company limited by shares incorporated on July 21, 2021 under the laws of the Cayman Islands. Our registered office is at Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong and our telephone number is +852-2210-9588. Our website is https://www.prenetics.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.

Our Organizational Structure

The following diagram depicts a simplified organizational structure of the Company as of the date hereof.

Permissions Required from the PRC Authorities for Our Operations

Historically, we held a minority interest in a genomics business in mainland China through Shenzhen Discover Health Technology Co., Ltd. (the “VIE Entity”), a PRC limited liability company, by entering into a series of contractual arrangements with the VIE Entity and its nominee shareholders through our wholly owned PRC subsidiary, Qianhai Prenetics Technology (Shenzhen) Co., Ltd. (the “WFOE”). On November 26, 2021, the agreements governing the VIE Entity were terminated with immediate effect. As a result, our corporate structure no longer contains any VIE. We believe that we and our subsidiaries, to the extent applicable, have obtained and have not been denied the requisite permissions or approvals that are material for our operations as of the date of this prospectus. We conduct our operations primarily through our subsidiaries in Hong Kong and other jurisdictions. For the years ended December 31, 2020, December 31, 2021 and December 31, 2022, we generated all of our revenue from our businesses outside of mainland China. Moreover, we do not sell any testing products in mainland China or solicit any customer or collect, host or manage any customer’s personal data in mainland China. Nor do we have access to any personal data of any customer in mainland China that is collected, hosted or managed by our historical minority interest in a genomics business in mainland China. As such, we believe that, based on the advice of our PRC legal counsel, DaHui Lawyers, we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency to operate our business or to list our securities on a U.S. securities exchange or issue securities to U.S. or other foreign investors. If (i) we do not receive or maintain any permission or approval required of us, (ii) we incorrectly concluded that certain permissions or approvals have been acquired or are not required, when they are required and have not been acquired or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement for additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC or other applicable regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business or accept U.S. or other foreign investments, or continue to remain listed on a U.S. or other international securities exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Cash Transfers and Dividend Distribution

From 2020 to 2022, cash was transferred from Prenetics HK to its subsidiaries in the form of capital contributions and through intercompany advances. If needed, cash may be transferred between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa through intercompany fund advances and capital contributions, and there are currently no restrictions of transferring funds between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa. Under our cash management policy, the amount of intercompany transfer of funds is determined based on the working capital needs of the subsidiaries and intercompany transactions and is subject to internal approval process and funding arrangements. Our management review and monitor our cash flow forecast and working capital needs of the subsidiaries on a regular basis. In addition, we have not faced difficulties or limitations on our ability to transfer cash between subsidiaries in United Kingdom, India, Singapore and South Africa. Cash generated from Prenetics HK is used to fund operations of its subsidiaries, and no funds were transferred from our subsidiaries in the United Kingdom to fund operations of Prenetics HK for the years ended on December 31, 2020, December 31, 2021, and December 31, 2022. No transfer of cash, dividends or distributions has been made between us or our subsidiaries, on one hand, and the VIE Entity, on the other, from 2020 to the date when the agreements governing the VIE Entity were terminated in 2021 and up to date of this prospectus. For the year ended on December 31, 2022 and up to the date of this prospectus, cash amounting to US$119.5 million has been transferred from our Cayman Islands holding company to Prenetics HK for treasury management. The following table summarized the amount of cash transferred between Prenetics HK and its subsidiaries for the periods presented, which was in the form of capital contributions and through intercompany advances.

	Year Ended December 31,
	2022	2021	2020
	($ in thousands)
Net cash transferred from Prenetics HK to UK subsidiaries	—	5,600	4,150
Net cash transferred from Prenetics HK to India subsidiary	1,369	553	235
Net cash transferred from Prenetics HK to Singapore subsidiary	—	—	433

We and our subsidiaries have not declared or paid dividends or made any distribution of earnings as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to pay dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

There are no significant restrictions on buying or selling foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. There are no significant restrictions and limitations on our ability to distribute earnings (if any) from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to buy or sell foreign exchange or transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we will not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. These risks are more fully described under “Risk Factors – Risks Related to Our Business and Industry”.

Summary of Risk Factors

An investment in our Class A Ordinary Shares and Warrants involves significant risks. Below is a summary of certain material risks we face. These risks are more fully described under “Risk Factors.” You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.

There are various risks related to our business, operations and corporate structure, which include, but are not limited to:

•

A significant portion of our historical revenue was generated from our COVID-19 testing services, the demand for which has been substantially reduced with the changes in government policy with respect to stay-at-home and compulsory testing orders, and our failure to derive significant revenue from other products and services and expand our overall customer base would harm our business and results of operation.

•

Our near-term success is highly dependent on the continued commercialization of CircleDNA, ColoClear, ACTOnco and other products in our target geographies. If our existing or new products are unable to attain market acceptance or be successfully commercialized in all or any of these jurisdictions, our business and future prospects could be materially and adversely affected.

•	The diagnostic testing market is highly competitive, and many of our competitors are larger, better established and have greater financial and other resources.

•

The consumer genetic testing market is highly competitive, and many of our competitors are more established and have stronger marketing capabilities and greater financial resources, which presents a continuous threat to the success of our consumer genetic testing business.

•

The precision oncology market is highly competitive, and many of our competitors are more established and have stronger marketing capabilities and greater financial resources, which presents a continuous threat to the success of our precision oncology business.

•

We may enter new business areas and expand our operations in areas such as clinical genetic testing and precision oncology, where we have limited experience. We would likely face competition from entities more familiar with those businesses, and our efforts may not succeed.

•

If we are not successful in leveraging our platform to discover, develop and commercialize additional products, our ability to expand our business and achieve our strategic objectives would be impaired.

•	If our products and services do not deliver reliable results as expected, our reputation, business and operating results will be adversely affected.

•

We have engaged in and may continue to engage in acquisitions, investments or strategic alliances in the future, which could require significant management attention and resources, may not achieve their intended results and could adversely affect our business, financial condition and results of operations.

•

We face additional risks as a result of the ACT Acquisition and may be unable to integrate our businesses successfully and realize the anticipated synergies and related benefits of the ACT Acquisition or do so within the anticipated timeframe.

•	Our acquisition may not be accretive, and may be dilutive to our earnings per share, which may negatively affect the market price of our ordinary shares.

•

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations, and a majority of our directors and executive officers reside, outside of the United States.

We also face various legal and operational risks associated with doing business in Hong Kong. As we presently do not have any business operations in mainland China, either directly or through Variable Interest Entity (VIE) arrangements, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business, financial condition or results of operations. However, since Hong Kong and Macau are special administrative regions of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau. Recent PRC governmental statements and regulatory developments, such as those relating to VIEs, data and cyberspace security, and anti-monopoly concerns, could potentially be applicable to us and our subsidiaries, such as Prenetics or Prenetics HK, given our operations in Hong Kong. This is compounded by the considerable oversight authority the Chinese government holds over business conduct in Hong Kong. Should the PRC government seek to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to us in the future, it would likely have a material adverse impact on our business, financial condition and results of operations, ability to accept foreign investments and our ability to offer or continue to offer securities to investors in the U.S. or to list on a U.S. or other international securities exchange, any of which may cause the value of our securities to significantly decline or become worthless. For example, if the recent PRC regulatory actions on data and cyberspace security were to apply to us, including our operations in Hong Kong or Macau, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our listing or continued listing on a U.S. or foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. Regulatory actions related to data security or anti-monopoly concerns in Hong Kong or Macau may also impact our ability to conduct our business, accept foreign investments, or continue to be listed or list on a U.S. or foreign stock exchange. Additional risks include, but are not limited to:

•	The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

•

Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.

•

Our business, financial condition and results of operations, and/or the value of our securities or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of mainland China become applicable to us. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in mainland China, their interpretation and implementation, and the legal and regulatory system in mainland China more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

•

The mainland Chinese government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of mainland China must conduct their business activities, but as we operate in Hong Kong and not mainland China, the mainland Chinese government currently does not exert direct oversight and discretion over the manner in which we conduct our business activities. However, there is no guarantee that the mainland Chinese government will not seek to intervene or influence our operations at any time. If we were to become subject to such oversight, discretion and control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless, which would materially affect the interests of the investors.

For additional detail on these and other risks, see “Risk Factors — Risks Relating to Our Business and Industry” starting on page 17 of this prospectus.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of the Company’s Class A Ordinary Shares and Warrants.

Securities being registered for resale by the Selling Securityholders named in the prospectus	(i) Up to 57,637,419 Class A Ordinary Shares, which includes:

• 6,777,140 Class A Ordinary Shares issued in the PIPE Investment;

• 7,740,000 Class A Ordinary Shares issued to the Forward Purchase Investors;

• 6,933,558 Class A Ordinary Shares issued to the Sponsor pursuant to the Initial Merger;

• 100,000 Class A Ordinary Shares issued to the Artisan Directors pursuant to the Initial Merger;

• 9,713,864 Class A Ordinary Shares issuable upon the conversion of 9,713,864 Class B Ordinary Shares issued to Da Yeung Limited pursuant to the Acquisition Merger; and

• a total of 26,372,857 Class A Ordinary Shares issued to certain prior shareholders of Prenetics pursuant to the Acquisition Merger;

(ii) up to 6,041,007 Private Warrants issued to the Sponsor and the Forward Purchase Investors pursuant to the Initial Merger, and

(iii) up to 7,792,898 Class A Ordinary Shares issuable upon exercises of the Private Warrants.

Terms of Warrants	Each Warrant entitles the holder to purchase 1.29 Class A Ordinary Shares at a price of $8.91 per 1.29 shares, subject to adjustment pursuant to the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement. Our Warrants expire on May 18, 2027, at 5:00 p.m., New York City time.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding prior to any exercise of Warrants	157,674,687 Class A Ordinary Shares and 22,597,221 Class B Ordinary Shares as of 25 September, 2023.

Warrants issued and outstanding	17,352,363 Warrants as of 25 September, 2023.

Use of proceeds	All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales, except with respect to amounts received by us upon exercise of the Warrants to the extent such Warrants are exercised for cash.

Assuming the exercise of all outstanding warrants for cash, we would receive aggregate proceeds of approximately $154.6 million. However, we will only receive such proceeds if all the Warrant holders exercise all of their Warrants. The exercise price of our Warrants is $8.91 per 1.29 shares (or an effective price of $6.91 per share), subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Ordinary Shares. If the market price for our Class A Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of September 25, 2023, the closing price of our Class A Ordinary Shares was $0.46 per share. Holders of the Private Warrants have the option to exercise the Private Warrants on a cashless basis in accordance with the Existing Warrant Agreement. To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the warrants will decrease.

Dividend Policy	We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Class A Ordinary Shares and Warrants	Our Class A Ordinary Shares and Warrants are listed on NASDAQ under the trading symbols “PRE” and “PRENW,” respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider all risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. As a result, the market price of our securities would decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Relating to Our Business and Industry

A significant portion of our historical revenue was generated from our COVID-19 testing services, the demand for which has been substantially reduced with the changes in government policy with respect to stay-at-home and compulsory testing orders, and our failure to derive significant revenue from other products and services and expand our overall customer base would harm our business and results of operation.

We generated a total revenue of approximately $275.8 million for the year ended December 31, 2022, out of which $260 million was generated from our Diagnostics segment, which primarily comprises of COVID-19 testing services under Project Screen. However, the demand for COVID-19 testing services has already been substantially reduced with the production and widely administered use of efficacious vaccines and other therapeutic treatment for COVID-19, as well as changes in mandatory testing requirements. Therefore, our ability to execute our growth strategies and achieve and maintain profitability will depend upon not only the continued market needs of our COVID-19 testing services but also our success in deriving significant revenue from other products and services. If we are unable to launch new products successfully and expand our overall customer base, our business and results of operations will be materially and adversely affected.

The diagnostic testing market is highly competitive, and many of our competitors are larger, better established and have greater financial and other resources.

The diagnostic testing market is highly competitive and we face and expect ongoing substantial competition from different sources, including from diagnostic test manufacturers and producers. We believe that our ability to compete in the diagnostic testing market depends upon a variety of factors such as our ability to acquire technology, product quality, accuracy of testing, timeliness of testing results, convenience and ease of use, underlying technology, price, customer and user experience, and certain additional factors that are beyond our control, including: (i) ability to acquire, develop and commercialize products and meet consumer demand; (ii) support from evidence of clinical performance; (iii) ability to obtain and maintain required regulatory approvals; (iv) level of patent protection; (v) ability to achieve economies of scale by lowering production cost; (vi) pricing level; (vii) access to adequate capital; and (viii) ability to attract and retain qualified personnel.

We also anticipate facing competition from companies that have or are developing cancer diagnostic tests, including screening and early detection tests, treatment selection and optimization, and recurrence monitoring tests, and other sources such as academic institutions, public and private research institutions and governmental agencies. Competitors with cancer diagnostic tests include Myraid Genetics, Inc., Grail, LLC, Qiagen N.V., Illumina, Inc, Foundation Medicine, Inc., and Personalis, Inc. Many of our current and potential competitors are significantly larger, and have substantially greater financial, scientific, manufacturing and other resources, which may allow these competitors to respond more quickly to emerging technologies, obtain regulatory approvals for their products faster, and develop and commercialize competitive products with greater functionality or at lower cost than us, resulting in these competitors establishing a stronger market position than we are able to. If we are unable to compete effectively, our commercial opportunity may be lost or significantly reduced and we may fail to meet our strategic objectives, and our business, financial condition and operating results could be harmed.

The consumer genetic testing market is highly competitive, and many of our competitors are more established and have stronger marketing capabilities and greater financial resources, which presents a continuous threat to the success of our consumer genetic testing business.

In addition to diagnostic testing, we also operate a consumer genetic testing business primarily through our CircleDNA product line. Consumer genetic testing is a rapidly growing market, and the number of companies with products and technologies similar to CircleDNA continues to increase.

We anticipate facing competition. Our ability to compete depends upon a number of factors both within and beyond our control, including, among others, the following: (i) the quality and reliability of our and others’ products; (ii) accessibility of results; (iii) turnaround time of testing results; (iv) price; (v) convenience and ease of use; (vi) selling and marketing efforts; (vii) additional value-added services and health informatics tools; (viii) customer service and support efforts; (ix) adaptability to evolving regulatory landscape; (x) the ability to execute strategies to protect data privacy and build customer trust; and (xi) our brand recognition relative to our competitors.

We also face competition from other companies attempting to enter the genetic testing market and capitalize on similar opportunities. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and market penetration, substantially greater financial, technological, marketing and other resources than we do. These factors may allow them to be able to respond more quickly to changes in customer requirements and emerging technologies, devote greater resources to the research, development, marketing and sales of their products, and adopt more aggressive pricing policies than we do. As a result, our competitors may develop products or services that are similar to or that achieve greater market acceptance than our offerings, and we may not be able to compete effectively against these organizations.

If we fail to compete successfully against our current and future competitors, we may be unable to increase sales revenue and market share, improve our results of operations, or achieve profitability.

The precision oncology market is highly competitive, and many of our competitors are more established and have stronger marketing capabilities and greater financial resources, which presents a continuous threat to the success of our precision oncology business.

We have ventured into the precision oncology market through our acquisition of ACT Genomics, and into early testing and detection of cancer through our joint venture in Insighta. Precision oncology is a rapidly growing market, and the number of companies with products and technologies in early detection, diagnostics and monitoring for cancer continues to increase. Thus, we anticipate facing competition.

Our ability to compete depends upon a number of factors both within and beyond our control, including, among others, the following: (i) the ability to continue developing cancer screening tools, especially a broader product portfolio; (ii) cost-effectiveness of marketing efforts to market our products across Asia and EMEA; (iii) commercialization of infrastructure and distribution networks for the promotion and sale of our products; (iv) brand recognition in Asia and EMEA; (v) academic, talent and funding base that supports the iteration of products and large-scale clinical research; (vi) receipt of regulatory approvals and timing thereof for our products; and (vii) the ability to carry out mergers and acquisitions in the precision oncology market, thereby bringing in cutting-edge technologies, resources and opportunities.

Our near-term success is highly dependent on the continued commercialization of CircleDNA, ColoClear, ACTOnco and other products in our target geographies. If our existing or new products are unable to attain market acceptance or be successfully commercialized in all or any of these jurisdictions, our business and future prospects could be materially and adversely affected.

Our near-term success is dependent on the continued commercialization of CircleDNA, our in-house developed consumer genetic testing product, ColoClear, an at-home colorectal cancer screening test, and ACTOnco, a comprehensive cancer panel used to guide treatment selection for all major solid tumors.

The commercial success of CircleDNA, ColoClear, ACTOnco and our other products in our target geographies will depend on many factors, some of which are outside of our control, including the following: (i) the timely receipt of regulatory approvals and marketing authorizations from the regulatory authorities in jurisdictions to which we plan to expand our business operations; (ii) acceptance by healthcare systems and providers, governments and regulatory authorities, key opinion leaders, consumers and the overall medical community of the convenience, accuracy, sufficiency and other benefits offered by our products; (iii) perceptions by the public and members of the medical community as to the perceived advantages, relative cost, relative convenience and relative accuracy of our test kits compared to those of our competitors; (iv) the effectiveness of our marketing and sales efforts, including our ability to have a sufficient number of talented sales representatives to sell our testing services; and (v) our ability to achieve and maintain compliance with all regulatory requirements applicable to our products in various jurisdictions, including manufacture, labeling, advertising, promotion and post-market surveillance requirements.

Although we are not required to obtain regulatory approval in Hong Kong, our test kits may not receive regulatory approvals or market authorizations in other jurisdictions to which we plan to expand our business operations due to the complexity of domestic regulatory regimes in other jurisdictions, or even if we do receive the regulatory approvals, our test kit may not receive broad market acceptance among customers, physicians, users and others in the medical community.

If our products are not successfully commercialized as expected, we may not be able to generate sufficient revenue to become profitable, and failure to gain broad market acceptance could also have a material adverse effect on the broader commercial success of our future testing products, and on our business, operations results and financial condition.

In addition, the diagnostic testing market is characterized by rapid technological developments, and even if we were to gain widespread market acceptance temporarily, our testing services may be rendered uncompetitive or obsolete if we are unable to match any new technological advances in this market. If we are unable to match technological improvements in competitive products or effectively respond to the needs of our customers and users, the demand for our testing services could be reduced and our revenue could be adversely affected.

We have pipeline products that are currently in the R&D phase, and may not be successful in our efforts to develop any of these or other products into marketable products. Any failure to develop these or other products or any delay in the development could adversely affect our business and future prospects.

We have pipeline products that are currently in the R&D stage. For certain of our pipeline products, before obtaining approvals from regulatory authorities for the marketing and sales of these pipeline products in certain jurisdictions, we must complete certain registration processes with the local regulatory authorities.

Our failure to successfully complete the registration process or clinical studies could result in additional costs to us, delay the commercialization of our pipeline products and negatively impact our ability to generate revenue. If we do not receive regulatory approvals for our pipeline products, or otherwise fail to develop these products or there is any delay in the development, our business prospects will be materially and adversely affected.

In addition, even if we successfully develop and obtain regulatory approval for our pipeline products, our future success is dependent on our ability to then successfully commercialize new products. There is no assurance that we will be able to obtain adequate manufacturing supply, build a commercial organization, and commence marketing efforts before we generate any significant revenue from the sales of new commercial products, if ever.

If we are not successful in leveraging our platform and technology to discover, develop and commercialize additional products, our ability to expand our business and achieve our strategic objectives would be impaired.

We believe that our platform and technology are empowered to launch different products to be used in various settings and to target other critical areas of healthcare. Therefore, one of our key growth strategies is to capitalize on the flexibility of our platform and technology and develop other products.

Developing new testing products requires substantial technical, financial and human resources, whether or not any testing products are ultimately developed or commercialized, which may divert management’s attention away from our current businesses. We may pursue what we believe to be a promising opportunity to leverage our platform only to discover that certain of our resource allocation decisions were incorrect or insufficient, or that certain testing products or our platform in general has risks that were previously unknown or underappreciated. In the event material decisions with respect to our strategy turn out to be incorrect or sub-optimal, we may experience a material adverse impact on our business and ability to fund our operations and capitalize on what we believe to be potential. The success of developing any new products will depend on several factors, some of which are outside of our control, including our ability to: (i) properly identify and anticipate physician and patient needs; (ii) assemble sufficient resources to discover additional testing products; (iii) develop and introduce new products or enhancements in a timely manner; (iv) demonstrate, if required by regulatory authorities, the accuracy and usability of new testing products and enhancements with data from clinical trials; (v) obtain the necessary regulatory clearances or approvals for expanded indications, new testing products or enhancements; (vi) be fully compliant with regulations on marketing of new devices or modified products; (vii) produce new testing products in a cost-effective manner; and (viii) provide adequate training to potential users of our new testing products that contain enhanced features.

If we fail to develop or improve our products and services for additional applications or features, we may not be able to compete effectively with the research and development programs of our competitors, and such failure to develop or inability to compete could harm our business.

If our products and services do not deliver reliable results as expected, our reputation, business and operating results will be adversely affected.

The success of our products and services depends on the market’s confidence that we can provide reliable test kits that enable high-quality diagnostic testing with high accuracy, sensitivity and specificity and with short turnaround times. There is no guarantee that the accuracy and reproducibility we have demonstrated to date will continue as our product deliveries increase and our product portfolio expands.

Our products and services use a number of complex and sophisticated biochemical and bioinformatics processes, many of which are highly sensitive to external factors, including human error. An operational, technological, user or other failure in one of these complex processes or fluctuations in external variables may result in sensitivity or specificity rates that are lower than we anticipate or result in longer than expected turnaround times.

As a result, the test performance and commercial attractiveness of our products may be adversely affected, and our reputation may be harmed. If our products do not perform, or are perceived to not have performed, as expected or favorably in comparison to competitive products, our operating results, reputation, and business will suffer, and we may also be subject to legal claims arising from product limitations, errors, or inaccuracies.

Furthermore, there is no guarantee that customers will always use these products properly in the manner in which they are intended. Any intentional or unintentional misuse of these products by customers could lead to substantial civil and criminal monetary and non-monetary penalties, and could result in significant legal and investigatory fees.

We have incurred net losses since our inception, and we anticipate that we will continue to incur losses for the foreseeable future, which could harm our future business prospects.

We have incurred substantial losses since our inception. For the years ended December 31, 2021 and 2022, our net losses were $174.0 million and $190.5 million, respectively. We have financed our operations principally from the issuances of ordinary shares, preferred shares and convertible securities to third-party investors, and have received over $81 million in funding to date. We may continue to incur losses both in the near term and longer term as we continue to devote a significant portion of our resources to scale up our business and operations, including continuing to build out our corporate infrastructure, increasing our manufacturing capabilities, engaging in continued research and development of key testing technologies as we work to expand our portfolio of available test services, and other related business activities, and as we incur additional costs associated with operating as a public company.

We only started to realize revenue for our Diagnostics segment from our COVID-19 testing services since April 2020. Since then, we have incurred significant expenses in connection with scaling up our operations, including costs associated with scaling up operations, sales and marketing expenses, and costs associated with the hiring of new employees, the continued growth of our business and development of our corporate infrastructure. While our revenue has increased over time, given the numerous risks and uncertainties associated with our research, development, manufacturing and commercialization efforts, we expect to continue to incur significant losses as we develop and invest in our business, and we are unable to predict when we will become profitable on a sustained basis or at all. our ability to achieve or sustain profitability is based on numerous factors, many of which are beyond our control, including, among other factors, market acceptance of our products, the length of the COVID-19 pandemic, the vaccination effectiveness and vaccination rates, future product development, our market penetration and margins and our ability to commercialize the pipeline products. Losses have historically had an adverse effect on our working capital, total assets and shareholders’ equity, and expected future losses may continue to have an adverse effect on our working capital, shareholders’ equity, and the price of the Class A Ordinary Shares and the Warrants. Our failure to achieve and sustain profitability in the future would negatively affect our business, financial condition, results of operations and cash flows, and could cause the market price of the Class A Ordinary Shares and the Warrants to decline.

We are a relatively early-stage company and have a limited operating history, and our near-term business strategy and in-house R&D efforts are centered around new and rapidly developing markets including diagnostics and precision oncology, which may make us difficult to evaluate our current business and predict our future performance.

We began operations in 2014 and commercially launched our first consumer genetic testing kits under CircleDNA in July 2019 and our COVID-19 testing services under Project Screen in April 2020, respectively. In 2022, we launched ColoClear, an at-home colorectal cancer screening test. In December 2022, we acquired ACT Genomics to further our ambitions in precision oncology, and in July 2023, we established a joint venture, Insighta, to develop technology for early detection of cancer. Accordingly, we are a relatively early-stage company with a limited operating history upon which you can evaluate our business and prospects. our limited operating history may make us difficult to evaluate our current business and predict our future performance, prospects or viability. Any assessment of our prospects is subject to significant uncertainty and must be considered in light of the risks and difficulties frequently encountered by companies in their early stage of development, particularly those in new and rapidly evolving markets like us. These risks include, among others, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things: (i) increase our customer base; (ii) continue to implement and successfully execute our business and marketing strategy; (iii) identify, acquire and successfully integrate assets or technologies in areas that are complementary to our business strategy; (iv) integrate our business with ACT Genomics’ business successfully and realize the anticipated synergies and related benefits within the anticipated timeframe; (v) successfully enter into other strategic collaborations or relationships; (vi) obtain access to capital on acceptable terms and effectively utilize that capital; (vii) identify, attract, hire, retain, motivate and successfully integrate additional employees; (viii) continue to expand, automate and upgrade our laboratory, technology and data systems; (ix) provide rapid test turnaround times with accurate and clear results at low prices; (x) provide superior customer service; and (xi) respond to competitive developments.

If we are unable to address these risks successfully, our revenue, results of operations and business could be materially and adversely affected.

In addition, our focus on new and rapidly developing markets could also make us difficult to achieve our strategic goals and could harm our future business prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced in rapidly evolving industries, some of which are outside of our control, including those related to: (i) our ability to compete with companies that are currently in, or may in the future enter, precision oncology, including companies with greater financial, technical and other resources than us; (ii) our ability to continuously invest in R&D and innovation to ensure utilization of the advanced technologies to enhance the sensitivity and accuracy of the tests; (iii) our ability to scale manufacturing to quantities sufficient to meet consumer demand in a timely manner; (iv) our ability to control costs, particularly manufacturing expenses; (v) our ability to achieve or maintain a retail price satisfactory to consumers; (vi) unanticipated delays in test kit development or test kit launches; (vii) positive or negative media coverage of our products or competing products; and (viii) general economic and political conditions.

Our future success is substantially dependent on the manner in which the market for precision oncology develops and grows. If the market develops in a manner that does not facilitate demand for early detection of cancer and treatment optimization, our business, financial condition, results of operations and cash flows may be adversely affected.

We have a limited history introducing new products and services to our customers. The future prospects of our business may be harmed if our efforts to attract new customers and engage existing customers by introducing new products are unsuccessful.

Our success depends on our ability to continuously attract new customers and engage existing customers. If we are unable to introduce new and enhanced products and services, or if we introduce new products or services that are not favorably received by the market, we may not be able to attract or retain customers.

Our marketing efforts currently include various initiatives and consist primarily of digital marketing on a variety of social media channels, such as YouTube, Instagram, LinkedIn, Facebook, search engine optimization on websites, such as Google and Facebook Ads, various branding strategies, and email. During the fiscal year ended December 31, 2022, we spent $13.3 million on sales and distribution, representing 5% of our revenue, respectively. We anticipate that sales and distribution expenses will continue to represent a significant percentage of our overall operating costs for the foreseeable future.

We have historically acquired a significant number of customers through digital advertising on platforms and websites owned by Google and Facebook, which may terminate their agreements with us at any time. Our investments in sales and marketing may not effectively reach potential customers and potential customers may decide not to buy our products or services, any of which could adversely affect our financial results.

If we are unable to attract new customers or engage existing customers either by introducing new products and services or through marketing efforts, our revenue and operating results may grow slower than expected or decline.

We may not be able to achieve or maintain satisfactory pricing and margins, and our pricing strategies may not meet customers’ price expectations, which could adversely affect our revenues and results of operations.

Our pricing strategies have had, and may continue to have, a significant impact on our revenue. Manufacturers of diagnostic tests have a history of price competition, and we may not be able to achieve or maintain satisfactory prices for our testing services. The pricing of our testing services could be impacted by several factors, including pressure to improve margins as a result of competitive or customer pricing pressure. If we are forced to lower the price of our testing services, our gross margins will decrease, which could harm our ability to invest in and grow our business, and could harm our financial condition and results of operations and our future prospects.

We offer or may in the future offer discounted prices as a means of attracting customers. Such offers and discounts, however, may reduce our revenue and margins. In addition, our competitors’ pricing and marketing strategies are beyond our control and can significantly affect the results of our pricing strategies. If our pricing strategies fail to meet our customers’ price expectations or fail to result in derived margins, or if we are unable to compete effectively with our competitors if they engage in aggressive pricing strategies or other competitive activities, our business could be adversely affected.

We may experience difficulties in managing our growth. If we are unable to effectively and efficiently manage the growth of our business, our future revenue and operating results may be harmed.

We have experienced growth in our business operations and corporate infrastructure since our inception. From our inception through the date of this annual report, the number of our employees increased from 11 to approximately 400. Our future growth could strain our organizational, administrative and operational infrastructure, including laboratory operations, quality control, operational performance, finance, customer service, marketing sales, and management.

We may need to increase our headcount and to hire, train and manage additional specialized personnel to facilitate our growth, including qualified scientists, laboratory personnel, customer service specialists, and sales and marketing force, and we may have difficulties locating, recruiting, training and retaining such specialized personnel. Rapid expansion in personnel could mean that less experienced people develop, market and sell our products, which could result in inefficiencies, reduced quality, unanticipated costs and disruptions to our operations. From time to time, we may need to optimize our costs and to restructure our operations in accordance with changes to our business strategy and market demands. Since December 2022, we have proactively restructured our operations with a focus on streamlining resources and reducing cost, including executing a global workforce reduction of approximately 60%, resulting in annual headcount reduction costs of approximately US$10 million. If we are unsuccessful in hiring, training, managing and integrating employees and they perform poorly as a result, our business may be harmed.

Our ability to manage our growth effectively will require continued improvement of our operational, financial and management controls, as well as our reporting systems and procedures. Any failure of our controls or interruption of our general process management could have a negative impact on our business and financial operations. We may not be able to maintain our expected turnaround times for our testing services or otherwise satisfy customer demands as we grow, and future business growth could also make it difficult for us to maintain our corporate culture. In addition, our suppliers and contract manufacturers may not be able to allocate sufficient capacity in order to meet our requirements, which could adversely affect our business, financial condition and results of operations.

Given our very short history of operating a business at commercial scale and our rapid growth since our inception, we cannot assure you that we will be able to successfully manage the expansion of our operations or recruit and train additional qualified personnel in an effective manner. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and our business and operations could be adversely affected.

Some of our marketing initiatives, including celebrity and key opinion leader endorsement and use of social media, may adversely affect our reputation.

We partner with celebrity brand ambassadors and key opinion leaders and launch various marketing campaigns on social media as part of our marketing initiatives. For example, we have engaged renowned actors, entrepreneurs, athletes, and other tastemakers such as Donnie Yen, Mark Rutherford, Scott Hoying, G.E.M., Van Ness Wu, Kimberly Woltemas, and others to act as Changemakers and representatives of the Circle brand. Our CircleDNA product also has more than 14,000 related tags on Instagram generated by users.

While celebrity endorsement helps strengthen our brand influence and promote our products, any negative publicity related to any of these celebrities, the occurrence of which is beyond our control, may adversely impact our reputation and brand image and consequently our ability to attract new customers and retain existing customers.

In addition, customers may provide feedback and public commentary about our products and other aspects of our business online through social media platforms, including Facebook, Instagram, and YouTube, and any negative information concerning us, whether accurate or not, may be posted on social media platforms at any time and may have a disproportionately adverse impact on our brand, reputation, or business. The harm may be immediate without affording us an opportunity for redress or correction and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We rely on a limited number of suppliers for CircleDNA, ColoClear and ACTOnco and may not be able to find replacements or immediately transition to alternative suppliers, which could adversely affect our ability to meet customer demand.

We rely on a limited number of suppliers for materials, genome sequencing service and RT-PCR testing service. We do not have long-term agreements with most of our suppliers, and our suppliers could cease supplying these materials and services at any time, or fail to provide us with sufficient quantities of materials or materials that meet our specifications or services that are satisfactory to us. Obtaining substitute components could be difficult, time-consuming and costly and it could require us to redesign or revalidate our test kit. Our laboratory operations could be interrupted if we encounter delays or difficulties in securing these reagents, sequencers or other equipment or materials, and if we cannot timely obtain an acceptable substitute. Such interruption could significantly affect our ability to conduct our tests and could adversely affect our ability to meet customer demand.

Although we maintain relationships with suppliers with the objective of ensuring that we have adequate supply for the delivery of our services, increases in demand for our services can result in supply shortages and higher costs. Our suppliers may not be able to meet our delivery schedules or performance and quality specifications, and we may not be able to purchase such items at a competitive cost. Further, we may experience shortages in certain items as a result of limited availability, increased demand, pandemics or other outbreaks of contagious diseases, weather conditions and natural disasters, as well as other factors outside of our control. In addition, our freight costs may increase due to factors such as limited carrier availability, increased fuel costs, increased compliance costs associated with new or changing government regulations, pandemics or other outbreaks of contagious diseases and inflation. Furthermore, the prices charged for our products may not reflect changes in our packaging material, freight, tariff and energy costs at the time they occur, or at all. Any of the foregoing risks, if they occur, could have a material adverse effect on our business, financial condition and results of operations.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to: (i) the level of demand for our products;(ii) the timing and cost of, and level of investment in, research, development, manufacturing, regulatory approval and commercialization activities relating to our testing products, which may change from time to time; (iii) sales and marketing efforts and expenses; (iv) the rate at which we grow our sales force and the speed at which newly hired salespeople become effective; (v) changes in the productivity of our sales force; (vi) positive or negative coverage in the media or clinical publications of our testing products or competitive products; (vii) the cost of manufacturing our testing products, which may vary depending on the quantity of production and the terms of our arrangements with our suppliers; (viii) our introduction of new or enhanced products or technologies or others in the diagnostic and genetic testing industry; (ix) pricing pressures; (x) expenditures that we may incur to acquire, develop or commercialize testing products for additional indications, if any; (xi) the degree of competition in our industry and any change in the competitive landscape of our industry; (xii) changes in governmental regulations or in the status of our regulatory approvals or requirements; (xiii) future accounting pronouncements or changes in our accounting policies; and general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

The cumulative effects of factors discussed above and other factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on our past results as an indication of our future performance. This variability and unpredictability could also result in our failure to meet the expectations of industry or financial analysts or investors for any period, which in turn could have a material adverse effect on our business and prospects, and the market price of the Class A Ordinary Shares and the Warrants.

Our business significantly depends upon the strength of our brands, including Prenetics, CircleDNA and ColoClear and ACTOnco, and any harm to our brands or reputation may materially and adversely affect our business and results of operations.

We believe that the brand identity that we have developed has significantly contributed to the success of our business. It is critical that we continue to maintain and enhance the recognition and reputation of our brands.

Many factors, some of which are beyond our control, are important to maintaining and enhancing our brands and if not properly managed, may cause material harm to our brands. These factors include our ability to: (i) provide effective, accurate and user-friendly testing services to customers; (ii) maintain the efficiency, reliability and quality of the testing services we provide to our consumers; (iii) maintain or improve consumer satisfaction with our after-sale services; (iv) increase brand awareness through marketing and brand promotion activities; and (v) preserve our reputation and goodwill in the event of any negative publicity on our services, product quality, price, data privacy and security, our industry and other players within the industry or other issues affecting us or our peers.

If our devices are perceived by the public to be of poor quality or if our test kits are perceived to provide inaccurate results or significantly delayed responses, such perception, even if factually incorrect or based on isolated incidents, could damage our reputation, diminish the value of our brand, undermine the trust and credibility we have established and have a negative impact on our ability to attract new clients and customers or retain our current clients and customers. If we fail to promote and maintain our brands including “Prenetics,” “CircleDNA,” or “Circle SnapShot,” or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially and adversely affected. We anticipate that, as the market becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive.

If we cannot provide quality technical and customer and user support, we could lose customers, and our business and prospects may be adversely affected.

The provision of our testing services to our customers requires ongoing customer and user support and therefore recruitment, training and retention of technical, customer and user support teams. Hiring technical and customer and user support personnel is very competitive in the industry due to the limited number of people available with the necessary scientific and technical backgrounds and ability to understand our platform at a technical level. To effectively support potential new customers and ultimately users, we will need to substantially develop a technical and customer and user support staff. If we are unable to attract, train or retain the number of qualified technical and customer and user support personnel sufficient to meet our business needs, our business and prospects will suffer.

If we are unable to successfully expand our sales and marketing infrastructure to match our growth, our business may be adversely affected.

We currently have only a limited sales and marketing infrastructure, and have limited experience in the sales, marketing, customer support or distribution of diagnostic, preventive or other commercial stage products. Our future sales will depend in large part on our ability to develop, and substantially expand, our sales force and to increase the scope of our marketing efforts. We plan to take a measured approach to build out our sales and marketing capabilities and expand and optimize our sales infrastructure to grow our customer base and our business.

Identifying and recruiting qualified personnel and training them in the use of our products, applicable laws and regulations and our internal policies and procedures, requires significant time, expense and attention. It can take prolonged time before our sales representatives are fully trained and productive. If we are unable to hire, develop and retain talented sales personnel or if new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the expected benefits of this investment or increase our revenue.

There are risks involved with both establishing in-house sales and marketing capabilities and entering into arrangements with third parties to perform these services. Recruiting and training a sales force is expensive and time-consuming and could delay any product launch. If any future authorized test for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. On the other hand, if we enter into arrangements with third parties to perform sales and marketing and customer support services, we likely would have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing any of our current or future products. Consequently, our business, results of operations, financial condition and future prospects may be materially and adversely affected.

In addition to the efforts of our sales force, we believe that future sales will also depend in part on our ability to develop and substantially expand awareness of our brands and products through alternative strategies including through endorsement by celebrities or key opinion leaders, social media-related and online outreach and education and marketing efforts. We have limited experience implementing these types of marketing efforts. Brand promotion activities we undertake may not generate the desired customer awareness or increase revenue and, even if they do, any increase in revenue may not cover the costs and expenses we incur in these activities. There is no assurance that we can attract or retain the customers necessary to realize a sufficient return on any of our brand-building efforts.

We are highly dependent on our senior management team and key advisors and personnel, and our business and operating results could be harmed if we are unable to retain senior management and key personnel and to attract and retain qualified personnel necessary for our business.

We are highly dependent on our senior management team and key advisors and personnel. Our success will depend on our ability to retain senior management and to attract and retain qualified advisors and personnel in the future, including sales and marketing professionals and other highly skilled personnel and to integrate current and additional personnel in all departments. To induce valuable employees to remain at our Company, in addition to salary and cash incentives, we have issued, and will in the future issue, equity incentive awards that vest over time. The value to employees of such equity incentive awards that vest over time may be significantly affected by movements in our share price which is beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management and development teams may terminate their employment with us on relatively short notice, even where we have employment agreements in place. The standard employment agreement of our employees provides that the employee can terminate the employment by giving at least one month’s notice or payment in lieu of notice, which means that any of our employees could leave their employment at any time on relatively short notice or without notice at all. We also do not maintain “key person” insurance policies on the lives of these people or the lives of any of our other employees. The loss of members of our senior management, sales and marketing professionals and scientists as well as contract employees could result in delays in product development and harm our business. In particular, the loss of the services of Mr. Danny Yeung, our Director, Chairperson and Chief Executive Officer, Dr. Lawrence Tzang, our Chief Scientific Officer or Mr. Stephen Lo, our Chief Financial Officer, could significantly delay or prevent the achievement of our strategic objectives and otherwise have a material adverse impact on our business. If we are not successful in attracting and retaining highly qualified personnel, our business, financial condition and results of operations will be negatively impacted.

Competition for skilled personnel across virtually all areas where we operate and need to attract additional talent is intense. If we are not successful in attracting and retaining highly qualified personnel, the rate and success at which we can develop and commercialize our products will be limited, and our business, financial condition and results of operations would be negatively impacted.

In addition, we rely on our scientific advisory board comprised of accomplished scholars and experts in oncology, genomics and precision oncology to offer invaluable insights on the latest scientific developments and provide guidelines on development of our pipeline products. If any of our scientific advisor leaves the advisory board, our research and development capabilities may be negatively affected.

The sizes of the markets and forecasts of market growth for the demand of our current and pipeline products and services are based on a number of complex assumptions and estimates that are subject to change, and may be inaccurate.

Our estimates of the total addressable markets for our products and services, including CircleDNA, ColoClear, and ACTOnco, are based on a number of internal and third-party estimates, including those prepared by Frost & Sullivan. Market opportunity estimates and growth forecasts included in this annual report have been derived from a variety of sources, including market research and our own internal estimates, and the conditions supporting our assumptions or estimates may change at any time, thereby of these underlying factors and indicators. Further, the continued development of, and approval or authorizations for, vaccines and therapeutic treatments may affect these market opportunity estimates.

Our market opportunity may also be limited by new diagnostic tests or other products that enter the market. If any of our estimates prove to be inaccurate, the market opportunity for our existing and pipeline products could be significantly less than we estimate. If this turns out to be the case, it may impair our potential for growth and our business and future prospects may be materially and adversely affected.

We may need to raise additional funds to develop our platform, commercialize new products or expand our operations, and we may be unable to raise capital when needed or on acceptable terms.

We may in the future consider raising additional capital for any number of reasons, and to do so, we may seek to sell ordinary or preferred shares or convertible debt securities, enter into one or more credit facilities or another form of third-party funding, or seek other debt financing. We may also need to raise capital sooner or in larger amounts than we anticipate for numerous reasons, including our failure to secure additional regulatory approvals for our testing services and products, lower than anticipated demand for our testing services, or otherwise.

We may also consider raising additional funds in the future to develop our platform, commercialize new products or expand our operation, including to further scale up the manufacturing of our test kits, and if user demand warrants such increase in scale, to increase our sales and marketing efforts to drive market adoption of our testing services and address competitive developments, and to finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, some of which are beyond our control, including: (i) the cost and timing of additional regulatory clearances or approvals for our testing services and products; (ii) our ability to achieve and maintain revenue growth; (iii) the potential cost of and delays in product development as a result of any regulatory oversight applicable to our services and products; (iv) the scope, rate of progress and cost of our current and future clinical trials; (v) the costs of attaining, defending and enforcing our intellectual property rights; (vi) the terms and timing of any other collaborative, licensing and other arrangements that we may establish; and (vii) the costs of responding to the other risks and uncertainties described in this annual report.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, the ownership interests of our existing shareholders will be diluted. Any equity securities issued could also provide for rights, preferences, or privileges senior to those of holders of the Ordinary Shares. If we raise funds by issuing debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through other third-party funding, collaborations agreements, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or test kits or grant licenses on terms that may not be favorable to us.

Additional funding may not be available on acceptable terms, or at all. If we cannot secure additional funding when needed or if financing is not available on satisfactory terms or at all, we may have to delay, reduce the scope of, or eliminate one or more research and development programs or sales and marketing or other initiatives. In addition, our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the disruptions to, and volatility in, the credit and financial markets worldwide. If the equity and credit markets deteriorate, we may make any necessary debt or equity financing more difficult, more costly and more dilutive. If we are unable to obtain the requisite amount of financing needed to fund our planned operations, our ability to grow and support our business and to respond to market challenges could be significantly limited, which could have a material adverse effect on our business, financial condition and results of operations.

We may enter new business areas, such as clinical genetic testing, and precision oncology, we would likely face competition from entities more familiar with those businesses, and our efforts may not succeed.

We may enter into new business areas where we do not have any experience or have limited experience. In addition, we play to expand our operations in business areas such as clinical genetic testing, and precision oncology where we have limited experience. These areas would be new to our product development, sales and marketing personnel, and we cannot be assured that the markets for these products and services will develop or that we will be able to compete effectively or will generate significant revenues in these new areas. Many companies of all sizes, including major pharmaceutical companies and specialized biotechnology companies, are engaged in redesigning approaches to clinical-level medical care and precision oncology. Competitors operating in these potential new business areas may have substantially greater financial and other resources, larger research and development staff and more experience in these business areas. There can be no assurances that if we undertake to enter into any of the new business areas, the market will accept our offerings, or that such offerings will generate significant revenues for us.

We may incur debt or assume contingent or other liabilities or dilute our shareholders in connection with acquisitions or strategic alliances.

We may issue equity securities to pay for future acquisitions or strategic alliances, which could be dilutive to existing shareholders. We may incur debt or assume contingent or other liabilities in connection with acquisitions and strategic alliances, which could impose restrictions on our business operations and harm our operating results. Further, any additional equity financing, debt financing, or credit facility used for such acquisitions may not be on favorable terms, and any such financing or facility may place restrictions on our business. In addition, to the extent that the economic benefits associated with any of our acquisitions diminish in the future, we may incur incremental operating losses, and may be required to record additional write downs of goodwill, intangible assets or other assets associated with such acquisitions, which would adversely affect our operating results.

If we fail to implement and maintain an effective system of internal controls in the future, we may be unable to accurately report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the market price of the Class A Ordinary Shares and the Warrants.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, which require that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2023. In addition, once we cease to be an “emerging growth company” as such term is defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. We may be unable to timely complete the evaluation testing and any required remediation.

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was effective as of December 31, 2022. However, there is no assurance that we will not have any material weakness or deficiencies in the future. Even effective internal control can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure to remediate the deficiencies, or the development of new deficiencies or material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements, which in turn could have a material adverse effect on our financial condition.

Ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets or inaccurate reporting of financial conditions and results of operations and subject us to potential delisting from the stock exchange on which we are listed, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, result in deterioration in our financial condition and results of operations, and lead to a decline in the market price of the Class A Ordinary Shares and the Warrants.

The PCAOB had historically been unable to inspect our auditor in relation to their audit work

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The auditor is located in Hong Kong, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our securities would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Any of the foregoing could have a material adverse effect on the market value of our securities.

Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for a number of consecutive years (“non-inspection years”), the SEC will prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which, among other things, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two years. The decrease in non-inspection years would reduce the time period before our securities may be prohibited from trading or delisted if the PCAOB determines that it is unable to inspect or investigate completely our auditor under the HFCAA.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the

PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our securities. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Risks Relating to Doing Business in Hong Kong

Since Hong Kong is a special administrative region of China, legal and operational risks associated with operating in China also apply to operations in Hong Kong and could materially and adversely affect our business and results of operations.

We face various legal and operational risks and uncertainties relating to our operations in Hong Kong. As we presently do not have any business operations in mainland China, either directly or through Variable Interest Entity (VIE) arrangements, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business, financial condition or results of operations. However, since Hong Kong and Macau are special administrative regions of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau. Recent PRC governmental statements and regulatory developments, such as those relating to VIEs, data and cyberspace security, and anti-monopoly concerns, could potentially be applicable to us and our subsidiaries, such as Prenetics or Prenetics HK, given our operations in Hong Kong. This is compounded by the considerable oversight authority the Chinese government holds over business conduct in Hong Kong. Should the PRC government seek to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to us in the future, it would likely have a material adverse impact on our business, financial condition and results of operations, ability to accept foreign investments and our ability to offer or continue to offer securities to investors in the U.S. or to list on a U.S. or other international securities exchange, any of which may cause the value of our securities to significantly decline or become worthless. For example, if the recent PRC regulatory actions on data and cyberspace security were to apply to us, including our operations in Hong Kong or Macau, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our listing or continued listing on a U.S. or a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. Regulatory actions related to data security or anti-monopoly concerns in Hong Kong or Macau may also impact our ability to conduct our business, accept foreign investments, or continue to be listed or list on a U.S. or foreign stock exchange.

Unfavorable economic and political conditions in Hong Kong and other parts of Asia could materially and adversely affect our business, financial condition, and results of operations.

Like many other companies that operate in Asia, our business will be materially affected by economic and political conditions in Asia, which could be negatively impacted by many factors beyond our control, such as inability to access capital markets, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in allocation of resources, inability to meet financial commitments in a timely manner, terrorism, political uncertainty, epidemic or pandemic, civil unrest, fiscal or other economic policy of governments, and the timing and nature of any regulatory reform. The recent geo-political uncertainties may also give rise to uncertainties in global economic conditions and adversely affect general investor confidence.

Political unrest such as protests or demonstrations could disrupt economic activities and adversely affect our business. There can be no assurance that these protests and other economic, social, or political unrest in the future will not have a material adverse effect on our financial conditions and results of operations.

The mainland Chinese government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of mainland China must conduct their business activities, but as we operate in Hong Kong and not mainland China, the mainland Chinese government currently does not exert direct oversight and discretion over the manner in which we conduct our business activities. However, there is no guarantee that the mainland Chinese government will not seek to intervene or influence our operations at any time. If we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline, or be worthless, which would materially affect the interests of the investors.

We currently do not have any business operations in mainland China or generate revenues from any businesses in mainland China. We believe that the laws and regulations of mainland China do not currently have any material impact on our business operations, and the mainland Chinese government does not currently exert direct influence or intervention over the manner in which we conduct our business. However, we believe there is significant market opportunity in mainland China for early detection for cancer. If we do decide to expand our operations into mainland China in the future, we could be subject to the significant oversight of the mainland Chinese government. In addition, because of our substantial operations in Hong Kong and given the mainland Chinese government’s significant oversight authority over the conduct of business in Hong Kong generally, there is no guarantee that we will not be subject to such direct influence or intervention in the future due to changes in laws or other unforeseeable reasons. There is always a risk that the mainland Chinese government may, in the future, seek to affect operations of any company with any level of operations in mainland China or Hong Kong, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. There also can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.

The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little or no advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistencies, the enforcement of which involves uncertainties.

If we were to become subject to the direct intervention or influence of the mainland Chinese government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in our operations and/ or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices and value of our securities could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct mainland Chinese government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the mainland Chinese government will not intervene in or influence our current or future operations at any time.

The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted in the U.S. or in other international jurisdictions and/or foreign investment in China-based issuers. Based on the advice of our PRC legal counsel, DaHui Lawyers, we believe that we are currently not required to obtain any permission or approval from the CSRC, CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors.

With respect to the issuance of securities to foreign investors, the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (“M&A Rules”) include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

The revised Measures for Cybersecurity Review, or Review Measures, came into effect on February 15, 2022. The Review Measures stipulate that cybersecurity review is mandatory where a network platform operator that has personal information of more than one million users seeks to list overseas. As advised by our PRC legal counsel, DaHui Lawyers, the offering of our securities is not subject to the foregoing cybersecurity review. That said, the Review Measures provide CAC and relevant authorities certain discretion to initiate cybersecurity review where any network product or service or any data handling activity is considered to affect or may affect national security, which may lead to uncertainties in relation to the impact of the Review Measures impact on our operations or the offering of our securities. As of the date of this prospectus, there are no commensurate laws or regulations in Hong Kong which result in similar significant oversight over data security for companies seeking to offer securities on a foreign exchange. However, we cannot guarantee that, if, in the future, such laws or regulations were issued in Hong Kong, we would be compliant with such laws or regulations in a timely manner or at all. In addition, we may have to spend significant time and costs to become compliant. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the relevant regulatory authorities, and our ability to conduct our business, or offer securities on a U.S. or other international securities exchange may be restricted. As a result of the foregoing, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Further, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down on Illegal Securities Activities in accordance with the Law (“Opinions”). These Opinions have laid the groundwork for strengthening the Chinese government’s monitoring of illegal securities activities in China and the supervision of overseas listings by China-based companies. The Opinions generally provide that existing laws and regulations regarding data security, cross-border data transmission, and the protection of classified information should be further supplemented, and that the PRC government will seek to deepen its cross- border audit supervision cooperation with the regulatory bodies in other countries in law-based and reciprocal manner. On February 17, 2023, CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, “New Overseas Listing Rules”), which have come into effect on March 31, 2023. New Overseas Listing Rules stipulate filing requirements for foreign direct or indirect issuance and listing of securities by domestic companies. As advised by our PRC legal counsel, DaHui Lawyers, the offering of our securities is not subject to the New Overseas Listing Rules or filing requirements.

Based on their understanding of the current PRC laws and regulations, our PRC legal counsel, DaHui Lawyers, has advised that we are not required to obtain any prior permission under the M&A Rules or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to the M&A Rules; and (b) we are not controlled by PRC companies or individuals nor formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies. In addition, our PRC legal counsel, DaHui Lawyers, has advised that the offering of our securities is neither subject to the mandatory cybersecurity review under the Review Measures nor the filing requirements under New Overseas Listing Rules.

However, there is no guarantee that this will continue to be the case in relation to the continued listing of our securities on a securities exchange outside of China, or even if such permission is required and obtained, it will not be subsequently denied or rescinded. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted in the U.S. or in other international jurisdictions (including those by issuers whose primary operations are in Hong Kong) and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our business, financial condition and results of operations, and/or the value of our securities or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of mainland China become applicable to us. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in mainland China, their interpretation and implementation, and the legal and regulatory system in mainland China more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We conduct our operations primarily through our subsidiaries in Hong Kong and other jurisdictions. For the years ended December 31, 2020, December 31, 2021 and December 31, 2022, we generated all of our revenue from our businesses outside of mainland China. Moreover, we do not sell any testing products in mainland China or solicit any customer or collect, host or manage any customer’s personal data in mainland China. Nor do we have access to any personal data of any customer in mainland China that is collected, hosted or managed by our historical minority interest in a genomics business in mainland China. Accordingly, we believe that the laws and regulations of mainland China, including the developments in cybersecurity laws and regulations of mainland China, do not currently have any material impact on our business, financial condition and results of operations or the listing of our securities, notwithstanding the fact that we have substantial operations in Hong Kong.

Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including the enacted version of PRC Data Security Law, the revised Measures for Cybersecurity Review (“Review Measures”) issued by the CAC, and the PRC Personal Information Protection Law, do not apply in Hong Kong.

If certain PRC laws and regulations were to become applicable in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities to significantly decline or become worthless. In addition, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our business, we may be subject to the risks and uncertainties associated with the legal system in the PRC including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We depend on the information systems of our own and those of third parties for the effective service on our websites, mobile applications, or in our computer or logistics systems, and the overall effective and efficient functioning of our business. Failure to maintain or protect our information systems and data integrity effectively could harm our business, financial condition and results of operations.

We depend on our information systems and for the effective and efficient functioning of our business, including the manufacture, distribution and maintenance of our genetic testing kits, as well as for accounting, data storage, compliance, purchasing and inventory management. Our and our third-party collaborator’s information systems may be subject to computer viruses, ransomware or other malware, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, damage or interruption from fires or other natural disasters, hardware failures, telecommunication failures and user errors, among other malfunctions and other cyber-attacks. We and our third-party collaborators could be subject to an unintentional event that involves a third-party gaining unauthorized access to our systems, which could disrupt our operations, corrupt our data or result in release of our confidential information. Additionally, theft of our intellectual property or proprietary business information could require substantial expenditures to remedy and even then, may not be able to be remedied in full. Although the aggregate impact of the foregoing on our operations and financial condition has not been material to date, we may have been and going forward will continue to be the target of events of this nature as cybersecurity threats have been rapidly evolving in sophistication and becoming more prevalent in the industry. Third parties upon whom we rely or with whom we have business relationships, including our customers, collaborators, suppliers, and others are subject to similar risks that could potentially have an adverse effect on our business.

Technological interruptions could disrupt operations, including the ability to timely ship and track product orders, project inventory requirements, manage supply chain and otherwise adequately service our customers or disrupt our customers’ ability to use our test kits. In addition, we rely heavily on providers of transport services for reliable and secure point-to-point transport of test kits to our customers and users and for tracking of these shipments. Should a carrier encounter delivery performance issues such as loss, damage or destruction of any systems, it would be costly to replace such systems in a timely manner and such occurrences may damage our reputation and lead to decreased demand for our test kits and increased cost and expense to our business.

Additionally, our business model is dependent on our ability to deliver various test kits to customers and have such test kits processed and returned to us. This requires coordination between our logistics providers and third-party shipping services. Operational disruptions may be caused by factors outside of our control such as hostilities, political unrest, terrorist attacks, natural disasters, pandemics and public health emergencies, affecting the geographies where our operations and customers are located.

We may not be effective at preventing or mitigating the effects of such disruptions, particularly in the case of a catastrophic event. In addition, operational disruptions may occur during the holiday season, causing delays or failures in deliveries of test kits. Any such disruption may result in lost revenues, a loss of customers and reputational damage, which would have an adverse effect on our business, results of operations and financial condition.

In the event we or our third-party collaborators experience significant disruptions, we may be unable to repair such systems in an efficient and timely manner. Accordingly, such events may disrupt or reduce the efficiency of our entire operation and harm our business, financial condition and results of operations. Currently, we carry business interruption coverage to mitigate certain potential losses but this insurance is limited in amount and jurisdiction, and subject to deductibles, exclusions and limitations, and we cannot be certain that such potential losses will not exceed our policy limits. Our information systems require an ongoing commitment of significant resources to maintain, protect and enhance our existing systems. Failure to maintain or protect our information systems and data integrity effectively could harm our business, financial condition and results of operations.

Risks Relating to Acquisitions

We have engaged in and may continue to engage in acquisitions, investments or strategic alliances in the future, which could require significant management attention and resources, may not achieve their intended results and could adversely affect our business, financial condition and results of operations.

We acquired 74.39% of the equity interest in ACT Genomics Holdings Company Limited, or ACT, an Asia based genomics company specializing in precision oncology with operations in Hong Kong, Taiwan, Japan, Singapore, Thailand and the U.K. in December 2022 pursuant to the ACT Sale and Purchase Agreements. With the ACT Acquisition, we intend to expand our business in precision oncology. We may not succeed in integrating our business with ACT Genomics’ business successfully and realize the anticipated synergies and related benefits. We may further pursue acquisitions of businesses and assets in the future. We may pursue strategic alliances and additional joint ventures that could leverage our platform and industry experience to expand our offerings or distribution. However, we may not be able to find suitable partners or acquisition candidates in the future, and we may not be able to complete such transactions on favorable terms, if at all. We may not be able to integrate these acquisitions successfully into its existing business, and we could assume unknown or contingent liabilities. Any acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a material adverse effect on our financial condition, results of operations and cash flows. In addition, any pursuit of an acquisition and any potential integration of an acquired company also may disrupt ongoing operations and divert management attention and resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could have a material negative effect on our results of operations and financial condition. We may not realize the anticipated benefits of any acquisition, technology license, strategic alliance or joint venture.

We face additional risks as a result of the ACT Acquisition and may be unable to integrate our businesses successfully and realize the anticipated synergies and related benefits of the ACT Acquisition or do so within the anticipated timeframe.

In pursuit of building our product pipeline in early testing and detection of cancer, we completed the ACT Acquisition on December 30, 2022. As a result of the ACT Acquisition, we face various additional risks, including, among others, the following: (i) difficulties in integrating and managing the combined operations of ACT Genomics, and realizing the anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical, or financial problems; (ii) disruption to ACT Genomics’ business and operations and relationships with service providers and/or other third parties; (iii) loss of key employees of ACT Genomics and other challenges associated with integrating new employees into our culture, as well as reputational harm if integration is not successful; (iv) failure to successfully realize our intended business strategy; (v) increase in the operating losses that we expect to incur in future periods; (vi) diversion of management time and focus from operating our business to addressing ACT Acquisition integration challenges; (vii) diversion of significant resources from the ongoing development of our existing products, services, and operations; (viii) regulatory complexities of integrating or managing the combined operations or expanding into other industries or parts of the healthcare industry; (ix) regulatory developments or enforcement trends focusing on corporate practice of medicine; (x) greater than anticipated costs related to the integration of ACT Genomics’ business and operations into ours; (xi) increase in compliance and related costs associated with the addition of a regulated business; (xii) responsibility for the liabilities of ACT Genomics, including those that were not disclosed to us or exceed our estimates, as well as, without limitation, liabilities arising out of their failure to maintain effective data protection and privacy practices controls and comply with applicable regulations; and (xiii) potential accounting charges to the extent intangibles recorded in connection with the ACT Acquisition, such as goodwill, trademarks, client relationships, or intellectual property, are later determined to be impaired and written down in value.

Our ability to execute all such plans will depend on various factors, many of which remain outside our control. Any of these risks could adversely affect our business, financial condition and results of operations.

In addition, the process of integrating ACT Genomics’ operations into our operations could result in unforeseen operating difficulties and require significant resources. If we are unable to successfully integrate the duties, responsibilities, and other factors of interest to the management and employees of the acquired business, we could lose employees to our competitors, which could significantly affect our ability to operate the business and complete the integration. If we are unable to implement and retain uniform standards, controls, policies, procedures, and information systems, we may need to allocate additional resources to ensure smooth operations. If the integration process causes any delays with the delivery of our services, or the quality of those services, we could lose customers, which would reduce our revenues and earnings.

Our acquisition may not be accretive, and may be dilutive, to our earnings per share, which may negatively affect the market price of our ordinary share.

Our acquisition may not be accretive to our earnings per share. Our expectations regarding the timeframe in which a potential acquisition may become accretive to our earnings per share may not be realized. In addition, we could fail to realize all of the benefits anticipated in a potential acquisition or experience delays or inefficiencies in realizing such benefits. Such factors could, combined with the potential issuance of our ordinary shares in connection with a potential acquisition, result in such acquisition being dilutive to our earnings per share, which could negatively affect the market price of our ordinary share.

With respect to the ACT Acquisition, the following factors, among others, could materially and adversely affect our results of operations or stock price: (i) expenses related to the acquisition process and impairment charges to goodwill and other intangible assets related to the ACT Acquisition; (ii) the dilutive effect on earnings per share as a result of issuances of our ordinary share and incurring operating losses; (iii) stock volatility due to investors’ uncertainty regarding the value of ACT Genomics; (iv) diversion of capital from other uses; (v) failure to achieve the anticipated benefits of the ACT Acquisition in a timely manner, or at all; and (vi) adverse outcome of litigation matters or other contingent liabilities assumed in or arising out of the ACT Acquisition.

We may incur various transaction costs and liabilities notwithstanding the due diligence reviews we performed in connection with acquisitions.

When we acquire businesses, products or technologies, our due diligence reviews are subject to inherent uncertainties and may not reveal all potential risks. We may therefore fail to discover or inaccurately assess undisclosed or contingent liabilities, including liabilities for which we may have responsibility as a successor to the seller or the target company. As a successor, we may be responsible for any past or continuing violations of law by the seller or the target company. Although we generally attempt to seek contractual protections, such as representations and warranties and indemnities, we cannot be sure that we will obtain such provisions in our acquisitions or that such provisions will fully protect us from all unknown, contingent or other liabilities or costs. In addition, claims against us relating to any acquisition may necessitate our seeking claims against the seller for which the seller may not indemnify us or that may exceed the scope, duration or amount of the seller’s indemnification obligations.

While we performed significant due diligence reviews on ACT Genomics prior to signing the ACT Sale and Purchase Agreements, we are dependent on the accuracy and completeness of statements and disclosures made or actions taken by ACT Genomics, its representatives and its shareholders in connection with our due diligence reviews and our evaluation of the results of such due diligence. We did not control and may be unaware of activities of ACT Genomics prior to the ACT Acquisition, including, without limitation, intellectual property and other litigation or disputes, information security vulnerabilities, violations of laws, policies, rules and regulations, commercial disputes, tax liabilities and other liabilities.

Our post-closing recourse is limited under the ACT Sale and Purchase Agreements. If any issues arise post-closing, we may not be entitled to sufficient, or any, indemnification or recourse from ACT Genomics, sellers of shares of ACT Genomics or other parties involved in the ACT Sale and Purchase Agreements, which could have a material adverse impact on our business and results of operations.

Risks Relating to Government Regulation

Our business collects and processes a large amount of data including personal information, and we will face legal, reputational, and financial risks if we fail to protect our customers’ data from security breaches or cyberattacks. We are also subject to various laws and regulations relating to privacy or the protection or transfer of data relating to individuals, and any change in such laws and regulations or any failure by us to comply with such laws and regulations could adversely affect our business.

We collect and store sensitive data, including personally identifiable information, genetic information, payment information, intellectual property and proprietary business information owned or controlled by ourselves, our customers, or other parties. We manage and maintain our data and applications utilizing cloud-based systems. We also protect sensitive customer data by logically segregating access and storage of personally identifiable and genetic data from other business operations involving data processing. We identify a variety of risks in connection of protecting the critical customer and business information, including loss of access risk, inappropriate disclosure, inappropriate modification, and the risk of us being unable to adequately monitor and modify controls over our critical information.

Any technical problems that may arise in connection with our data and systems, including those that are hosted by third-party providers, could result in interruptions to our business and operations or exposure to security vulnerabilities. These types of problems may be caused by a variety of factors, including infrastructure changes, intentional or accidental human actions or omissions, software errors, malware, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. From time to time, large third-party web hosting providers utilized by us may experience outages or other problems that would result in their systems being offline and inaccessible, which could materially impact our business and operations. In addition, our various customer tools and platforms are currently accessible through our online portal and/or through our mobile applications, which may also be exposed to security breaches.

The secure processing, storage, maintenance and transmission of critical customer and business information are vital to our operations and our business strategy. Although we devote significant resources to protecting such information and take what we believe to be reasonable and appropriate measures, including a formal and dedicated enterprise security program, to protect sensitive information from compromises such as unauthorized access, disclosure, or modification or lack of availability, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions. We may be exposed to significant monetary damages which are not covered by our liability insurance. Further, a security breach could require us to expend substantial additional resources related to the security of our information systems and providing required breach notifications, diverting resources from other projects and disrupting our businesses.

In addition to data security risks, we also face data privacy risks. Should we actually violate, or be perceived to have violated, any privacy promises we make to our customers, we could be subject to a complaint from an affected individual or interested privacy regulator, such as the Office of the Privacy Commissioner for

Personal Data in Hong Kong. This risk is heightened given the sensitivity of the data we collect. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory or contractual requirements could inhibit sales of our solutions, and any failure to comply with such laws, regulations and contractual requirements could lead to significant fines, penalties or other liabilities.

There has been unprecedented activity in the development of data protection regulation around the world, and as a result, the interpretation and application of consumer, health-related and data protection laws in Hong Kong, the U.K., Europe and other jurisdictions in which we conduct business are often uncertain, contradictory and in flux. Numerous local and international laws and regulations address privacy and the collection, storing, sharing, use, disclosure, and protection of certain types of data in jurisdictions where we operate, including the Personal Data (Privacy) Ordinance in Hong Kong, or “PDPO” and the U.K. GDPR. These laws, rules, and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation, and changes in enforcement, and may be inconsistent from one jurisdiction to another.

The PDPO applies to data users that control the collection, holding, processing or use of personal data in Hong Kong and does not have extraterritorial effect. The PDPO does not specifically govern the use of human genetic data or other sensitive personal data, and we are subject to the general requirements under PDPO including to obtain the prescribed consent of the data subject and to take all practicable steps to protect the personal data held by data users against unauthorized or accidental access, loss or use. Breaches of the PDPO may lead to a variety of civil and criminal sanctions including fines up to HK$100,000 and imprisonment of up to two years. In addition, data subjects have a right to bring proceedings in court to seek compensation for damage.

We also have operations in the U.K. and the European Union and are therefore required to comply with increasingly complex and changing data security and privacy regulations in the U.K. and the European Union that regulate the collection, use and transfer of personal data, including the transfer of personal data between or among countries. For example, the European Union’s General Data Protection Regulation, or “GDPR,” now also enacted in the U.K., or “the U.K. GDPR,” as well as the U.K. Data Protection Act (2018), or “DPA,” have imposed stringent compliance obligations regarding the handling of personal data and have resulted in the issuance of significant financial penalties for noncompliance.

The U.K. GDPR and GDPR broadly apply to any entity established in the U.K. and the European Union as well as extraterritorially to any entity outside the U.K. and the European Union that offers goods or services to, or monitors the behavior of, individuals who are located in the U.K. and the European Union. The GDPR imposes strict requirements on controllers and processors of personal data, including enhanced protections for “special categories” of personal data, which includes sensitive information such as health and genetic information of data subjects. As a controller and processor of personal data, we are subject to extensive obligations related to the collection, recording, use, storage, disclosure and destruction of any test results and associated personal data by our services, laboratories, websites and applications in accordance with the various data protection principles prescribed under the U.K. GDPR, and “genetic data” and “data concerning health” which we collect in connection with our testing services constitute a special category of data under the U.K. GDPR and the DPA, and are subject to more stringent rules that provide more protection of such data given the sensitive nature. The U.K. GDPR and GDPR also grant individuals various rights to seek legal remedies in relation to their personal data if the individual believes his or her rights have been violated, including the rights of access, rectification, objection to certain processing and deletion. Failure to comply with the requirements of the GDPR or the related national data protection laws may result in significant administrative fines issued by the U.K. or European Union regulators. Under the U.K. GDPR, the Information Commissioner can impose significant administrative fines on both data controllers and data processors. There are two tiers of such fines, which are the higher of up to £8.7 million or 2% of global turnover, or the higher of up to £17.5 million or 4% of global turnover. Under the GDPR, maximum penalties for violations are capped at 20 million euros or 4% of an organization’s annual global revenue, whichever is greater.

Despite our efforts to comply with applicable laws, regulations, and other obligations relating to privacy, data protection, and information security, it is possible that our interpretations of the law or other obligations, practices, or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations, or obligations. If so, this could result in government-imposed fines or orders requiring us to change our commercial practices, which could disrupt our operations and adversely affect our business.

In addition, these privacy laws and regulations may differ from country to country and region to region, and our obligations under these laws and regulations vary based on the nature of our activities in the particular jurisdiction, such as whether we collect samples from individuals in the local jurisdiction, perform testing in the local jurisdiction, or process personal information regarding employees or other individuals in the local jurisdiction. Complying with changing regulatory requirements requires us to incur substantial costs, exposes us to potential regulatory action or litigation, and may require changes to our business practices in certain jurisdictions, any of which could materially and adversely affect our business operations and operating results. There is no assurance that we are or will remain in compliance with diverse privacy and data security requirements in all of the jurisdictions in which we currently operate and may operate in the future. Failure of us to comply with applicable laws or regulations or any other obligations relating to privacy, data protection, or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other data relating to our customers, or other individuals, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation and brand, discourage new and existing customers from using our platform, or result in fines, investigations, or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition, and results of operations.

Our products and services are and will continue to be subject to extensive regulation, compliance of which could be costly and time-consuming or may cause unanticipated delays or prevent the receipt of the required approvals to offer our products and services.

Our testing products are classified as medical devices and the manufacture, labeling, advertising, promotion, post-market surveillance and marketing of medical devices are subject to extensive regulation in various jurisdictions in which we operate. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes regulation of, among other things: (i) design, development and manufacturing; (ii) testing, labeling, including directions for use, processes, controls, quality assurance, packaging, storage, distribution, installation and servicing; (iii) clinical trials and validation studies; (iv) registration and listing; (v) marketing, sales and distribution; (vi) recordkeeping procedures; (vii) advertising and promotion; (viii) pre-market authorization; (ix) corrections, removals and recalls; (x) post-market surveillance, including reporting of deaths or serious injuries, and malfunctions that, if they were to recur, would be likely to cause or contribute to a death or serious injury; and (xi) product import and export.

In Hong Kong, medical device manufacturers may voluntarily complete an application and registration with the Medical Device Division of the Department of Health of Hong Kong in the Medical Device Administrative Control System, for which the applicant must demonstrate the safety and performance of the medical devices by submitting a number of supporting documents including test reports of the device’s chemical, physical and biological properties, and a performance evaluation report including evaluation of analytical performance and clinical performance of the device to demonstrate that the device achieves its intended purpose. In the U.K. and the European Union, IVD devices must comply with the essential safety, health, design and manufacturing requirements under EU IVDD. Beginning in January 1, 2021, IVD device manufacturers can also sell a device by registering with the MHRA. Under the MHRA requirements, IVD devices must meet essential requirements according to Part IV MDR 2002 Annex I and be registered with the MHRA.

If regulatory authorities conclude that any aspect of our business operations does not comply with applicable law, we may be subject to penalties and other damages and sales of our testing products may also suffer. In addition, in the event of any material deficiencies or defects in design or manufacture that could affect patient safety, our products may be subject to recall. Any such quality issue can both harm our business reputation and result in substantial costs and write-offs, which in either case could materially harm our business and financial results.

We plan to expand our business and operations internationally to various jurisdictions in which we do not currently operate and where we have limited operating experience, all of which exposes us to business, regulatory, political, operational and financial risk.

One of our key business strategies is to pursue international expansion of our business operations and market our products in multiple jurisdictions.

As a result, we expect that our business will be subject to a variety of risks associated with doing business internationally, including an increase in our expenses and diversion of the management’s attention from other aspects of our business. Accordingly, our business and financial results in the future could be adversely affected due to a variety of factors, including: (i) political, social and/or economic instability; (ii) risks related to governmental regulations in foreign jurisdictions and unexpected changes in regulatory requirements and enforcement; (iii) fluctuations in currency exchange rates; (iv) higher levels of credit risk and payment fraud; (v) burdens of complying with a variety of foreign laws; (vi) complexities and difficulties in obtaining intellectual property protection and reduced protection for intellectual property rights in some countries; (vii) difficulties in staffing and managing global operations and the increased travel, infrastructure and legal compliance costs associated with multiple international locations and subsidiaries; (viii) management of tax consequences and compliance; and (ix) other challenges caused by distance, language, and cultural differences, making it harder to do business in certain international jurisdictions.

In addition, we may be subject to increased regulatory risks and local competition in various jurisdictions where we plan to expand operations but have limited operating experience. Such increased regulatory burden and competition may limit the available market for our products and services and increase the costs associated with marketing the products and services where we are able to offer our products. If we are unable to manage the complexity of global operations successfully, or fail to comply with any of the regulations in other jurisdictions, our financial performance and operating results could suffer.

Risks Relating to Our Securities

The trading prices of our Class A Ordinary Shares and Warrants may be volatile and a market for our Class A Ordinary Shares and Warrants may not develop, which would adversely affect the liquidity and price of our Class A Ordinary Shares.

The trading prices of Class A Ordinary Shares and Warrants may be volatile and may fluctuate due to a variety of factors, some of which are beyond our control, including, but not limited to: (i) changes in the sectors in which we operate; (ii) changes in its projected operating and financial results; (iii) changes in laws and regulations affecting our business; (iv) ability to continue to innovate and bring products to market in a timely manner; (v) changes in our senior management team, our board of directors or key personnel; (vi) our involvement in litigation or investigations; (vii) the anticipation of releases of remaining lock-up restrictions; (viii) negative publicity about us or our products; (ix) the volume of Class A Ordinary Shares and Warrants available for public sale; (x) announcements of significant business developments, acquisitions, or new offerings; (xi) general economic, political, regulatory, industry, and market conditions; and (xii) natural disasters or major catastrophic events.

In addition, an active trading market for our Class A Ordinary Shares and Warrants may never develop or, if developed, may not be sustained. You may be unable to sell your Class A Ordinary Shares unless a market can be established and sustained.

These and other factors may cause the market price and demand for our Class A Ordinary Shares and Warrants to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of Class A Ordinary Shares or Warrants. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of Class A Ordinary Shares or Warrants, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Sales of a substantial number of our securities in the public market could cause the price of our Class A Ordinary Shares and Warrants to fall.

Sales of a substantial number of Class A Ordinary Shares and/or Warrants, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares and Warrants.

A certain number of our Warrants have become exercisable for our Class A Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Our Warrants to purchase up to 22,384,585 Class A Ordinary Shares have become exercisable on June 17, 2022 in accordance with the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement governing those securities. The exercise price of the Warrants is $8.91 per 1.29 shares (or an effective price of $6.91 per share), subject to adjustment pursuant to the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement. To the extent such Warrants are exercised, additional Class A Ordinary Shares will be issued, which will result in dilution to the existing holders of Class A Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of Class A Ordinary Shares. Assuming the exercise of all outstanding warrants for cash, we would receive aggregate proceeds of approximately $154.6 million. However, we will only receive such proceeds if all the Warrant holders exercise all of their Warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Ordinary Shares. If the market price for our Class A Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. As of September 25, 2023, the closing price of our Class A Ordinary Shares was $0.46 per share. There is no guarantee that the Warrants will ever be “in the money” prior to their expiration, and as such, the Warrants may expire worthless.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly.

The trading market for our Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of us, or if these securities or industry analysts are not widely respected within the general investment community, the demand for our Class A Ordinary Shares could decrease, which might cause its share price and trading volume to decline significantly. In the event that we obtain securities or industry analyst coverage, if one or more of the analysts who cover us downgrade their assessment or publish inaccurate or unfavorable research about our business, the market price and liquidity for our Class A Ordinary Shares and Warrants could be negatively impacted.

Future resales of our ordinary shares issued to our shareholders and other significant shareholders may cause the market price of our Class A Ordinary Shares to drop significantly, even if our business is doing well.

Certain of our shareholders are subject to contractual lock-ups. Upon expiration or waiver of the applicable lock-up periods, certain of our shareholders and certain other significant shareholders may sell large amounts of our ordinary shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our Class A Ordinary Shares.

Our dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our authorized and issued ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share is entitled to one (1) vote, while each Class B Ordinary Share is entitled to twenty (20) votes with all Ordinary Shares voting together as a single class on most matters. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Only Class A Ordinary Shares are listed and traded on NASDAQ, and we intend to maintain the dual-class voting structure.

Mr. Yeung beneficially owns all of the issued Class B Ordinary Shares. As of April 18, 2023, these Class B Ordinary Shares constitute approximately 14.16% of our total issued and outstanding shares and 76.74% of the aggregate voting power of our total issued and outstanding shares due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of control, holders of Class B Ordinary Shares have considerable influence over matters such as decisions regarding election of directors and other significant corporate actions. This concentration of control may discourage, delay, or prevent a change in control of us, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of us and may reduce our share price. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, NASDAQ Global Market listing requirements and other applicable securities rules and regulations. As such, we incur relevant legal, accounting and other expenses, and these expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

Many members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

As a result of disclosure of information in this annual report and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares and Warrants less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and we have different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, our shareholders may not have access to certain information they deem important or at the same time if we were not a foreign private issuer. We cannot predict if investors will find our Class A Ordinary Shares and Warrants less attractive because we rely on these exemptions. If some investors find our Class A Ordinary Shares and Warrants less attractive as a result, there may be a less active trading market and share price for our Class A Ordinary Shares and Warrants may be more volatile.

We qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchase program will enhance long-term shareholder value, and share repurchases could increase the volatility of the price of our Class A Ordinary Shares and could diminish our cash reserves.

On November 30, 2022, our board of directors authorized a share repurchase program, under which we may repurchase up to US$20 million of our Class A Ordinary Shares in the open market over the following 24 months. The share repurchase program, authorized by our board of directors, does not obligate us to repurchase any specific dollar amount or to acquire any specific number of Class A Ordinary Shares. The share repurchase program could affect the price of our Class A Ordinary Shares and increase volatility and may be suspended or terminated at any time, which may result in a decrease in the trading price of our Class A Ordinary Shares.

As a company incorporated in the Cayman Islands and a “controlled company” within the meaning of the NASDAQ corporate governance rules, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NASDAQ corporate governance listing standards applicable to domestic U.S. companies or rely on exemptions that are available to a “controlled company”; these practices may afford less protection to shareholders than they would enjoy if we complied fully with NASDAQ corporate governance listing standards.

We are a company incorporated in the Cayman Islands and are listed on NASDAQ as a foreign private issuer. NASDAQ rules permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from NASDAQ corporate governance listing standards applicable to domestic U.S. companies.

We are a “controlled company” as defined under the NASDAQ rules because Mr. Yeung, chairman of our board of directors and our chief executive officer, owns more than 50% of the total voting power of all issued and outstanding our Ordinary Shares. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from NASDAQ corporate governance rules.

As a foreign private issuer and a “controlled company,” we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; (iv) an exemption from the requirement that an audit committee be comprised of at least three members; (v) an exemption from the requirement that an annual general meeting must be held; (vi) an exemption from the requirement that we must obtain shareholder approval prior to a plan or other equity compensation arrangement is established or materially amended; and (vii) an exemption from the requirement to obtain shareholder approval for issuing additional securities exceeding 20% of our outstanding ordinary shares. We intend to rely on all of the foregoing exemptions available to foreign private issuers and “controlled company.”

As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ applicable to companies that are subject to these corporate governance requirements.

We may issue additional securities without shareholder approval in certain circumstances, which would dilute existing ownership interests and may depress the market price of our shares.

We may issue additional Class A Ordinary Shares, Class B Ordinary Shares convertible into Class A Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the Class A Ordinary Shares in certain circumstances, including as consideration for strategic acquisitions such as we did with a portion of the consideration for the acquisition of ACT Genomics. Our issuance of additional Class A Ordinary Shares, Class B Ordinary Shares, or other equity or convertible debt securities of equal or senior rank would have the following effects: (i) our existing shareholders’ proportionate ownership interest in us may decrease; (ii) the relative voting power of each previously outstanding Class A Ordinary Share may be diminished; and (iii) the market price of Class A Ordinary Shares may decline.

We have granted in the past, and we will also grant in the future, share incentives, which may result in increased share-based compensation expenses.

In August 2017, Prenetics HK’s board of directors adopted and the Prenetics HK’s shareholders approved the 2017 Share Entitlement/Option Scheme, for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with Prenetics HK, which was replaced by the 2021 Share Incentive Plan adopted by Prenetics’ board of directors in June 2021, or the Prenetics 2021 Plan. No further awards will be granted under the Prenetics 2021 Plan. We approved and adopted the 2022 Share Incentive Plan, or the 2022 Plan. Initially, the maximum number of ordinary shares that may be issued under the 2022 Plan is (i) 10% of the total number of our Ordinary Shares that were outstanding (on a fully diluted basis) as of the date of consummation of the Business Combination (inclusive of the award pool that remains authorized but unissued prior to the consummation of the Business Combination), plus (ii) the number of shares reserved for issuance in accordance with our employee share purchase program, the maximum number being 2% of the total number of our Ordinary Shares that were outstanding (on a fully diluted basis) as of the date of consummation of the Business Combination. In addition, the number or ordinary shares that may be issued under the 2022 Plan will be increased on the first day of each calendar year, in an amount equal to the lesser of (A) three percent (3%) of the total number of Shares issued and outstanding on an as-converted fully-diluted basis on the last day of the immediately preceding fiscal year and (B) such number of ordinary shares determined by the Board.

We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and as such, we will also grant share-based compensation and incur share-based compensation expenses in the future. As a result, expenses associated with share-based compensation may increase, which may have an adverse effect on our financial condition and results of operations.

A provision in the Existing Warrant Agreement will result in additional dilution to our shareholders.

Because we issued additional Class A Ordinary Shares for capital raising purposes in connection with the Business Combination at an effective issue price of $7.75 per Class A Ordinary Share (the “Newly Issued Price”) and the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions), pursuant to the Existing Warrant Agreement, if the volume weighted average trading price of our Class A Ordinary Shares during the 20-trading day period starting on the trading day prior to the day on which we consummated the Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price applicable to our Warrants and described in the Existing Warrant Agreement will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price applicable to our Warrants and described in the Existing Warrant Agreement will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. As of June 14, 2022, the Market Value was determined to be $5.41 per share. As a result, effective after the close of trading on June 14, 2022: (i) the exercise price of the Warrants was adjusted from $11.50 per 1.29 shares to $8.91 per 1.29 shares (representing 115% of the Newly Issued Price); (ii) the $18.00 per share redemption trigger price applicable to the Warrants and described in the Existing Warrant Agreement was adjusted to $13.95 per share (representing 180% of the Newly Issued Price); and (iii) the $10.00 per share redemption trigger price applicable to the Warrants and described in the Existing Warrant Agreement was adjusted to $7.75 per share (representing the Newly Issued Price). Such adjustment under the foregoing provisions will result in additional dilution to our shareholders.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations, and a majority of our directors and executive officers reside, outside of the United States.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands and we conduct a majority of our operations through our subsidiaries outside the United States. Substantially all of our assets are located outside the United States. A majority of our officers and directors reside outside the United States and reside in Hong Kong, and a substantial portion of the assets of those persons are located outside of the United States. None of our officers or directors reside in mainland China. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers who reside in Hong Kong or outside the United States, to bring original actions in Hong Kong or outside the United States based on the securities laws of the United States against our directors or officers who reside in Hong Kong or outside the United States, or to enforce judgments obtained in the United States courts against our directors or officers in Hong Kong or outside the United States.

Our corporate affairs are be governed by our amended and restated memorandum and articles of association (“Amended Articles”), the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Grand Court of the Cayman Islands may not (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state of the United States; and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state of the United States, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a final and conclusive foreign judgment obtained against us will be recognized by the Grand Court as a cause of action for a debt and may be sued upon without reexamination of the issues if: (a) the foreign court had jurisdiction in the matter; (b) we either submitted to the jurisdiction of the foreign court or were resident and carrying on business in the jurisdiction and were duly served with process; (c) the judgment was not obtained by fraud; (d) the judgment was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations imposed on us; (e) recognition or enforcement of the judgment in the Cayman Islands would not be contrary to public policy; and (f) the proceedings under which the judgment was obtained were not contrary to the principles of natural justice. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges, any special resolutions passed by shareholders and a list of the names of the current directors) or to obtain copies of lists of shareholders of these companies. Pursuant to the Amended Articles, our directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of us or any of them shall be open to the inspection of our shareholders not being directors, and none of our shareholders (not being a director) shall have any right of inspection of any account or book or document of us except as conferred by law or authorized by the directors or by ordinary resolution of our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. As a foreign private issuer whose securities are listed on the NASDAQ, we are permitted to follow certain home country corporate governance practices in lieu of the requirements of the NASDAQ Rules pursuant to NASDAQ Rule 5615(a)(3), which provides for such exemption to compliance with the NASDAQ Rule 5600 Series. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers listed on the NASDAQ.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Enforceability of Civil Liabilities

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations outside of the United States, and a majority of our directors and executive officers reside, outside of the United States. We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and we conduct a majority of our operations through our subsidiaries outside of the United States. Substantially all of our assets are located outside the United States. It may be difficult for investors to effect service of process within the United States upon us and/or our directors or officers who reside in Hong Kong or outside the United States, to bring original actions in Hong Kong or outside the United States based on the securities laws of the United States against us and/or our directors or officers who reside in Hong Kong or outside the United States, or to enforce judgments obtained in the United States courts against us and/or our directors or officers in Hong Kong or outside the United States.

In addition, our corporate affairs are governed by our amended and restated memorandum and articles of association (“Amended Articles”), the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

As a result of all of the above, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Risks Relating to Taxation

We may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ordinary shares or Warrants.

Depending on the value of our assets, which is determined based, in part, on the market value of our ordinary shares, and the nature of our assets and income over time, we could be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our income and assets and the market value of our ordinary shares, we believe that we were not a PFIC for the taxable year ended December 31, 2022.

There can be no assurance regarding our PFIC status for the current taxable year or foreseeable future taxable years, however, because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets. The value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined in part by reference to the market price of our ordinary shares from time to time (which may be volatile). Because we will generally take into account our current market capitalization in estimating the value of our goodwill and other unbooked intangibles, our PFIC status for the current taxable year and foreseeable future taxable years may be affected by our market capitalization. Recent fluctuations in our market capitalization create a material risk that we may be classified as a PFIC for the current taxable year and foreseeable future taxable years. In addition, the composition of our income and our assets will be affected by how, and how quickly, we spend our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, each of which could cause us to become classified as a PFIC for the current or subsequent taxable years.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus) holds our ordinary shares or Warrants, the U.S. Holder may be subject to certain adverse U.S. federal income tax consequences. Additionally, if we are a PFIC for any taxable year during which U.S. Holders hold our ordinary shares or Warrants, we would generally continue to be treated as a PFIC with respect to such U.S. Holders even if we do not satisfy either of the above tests to be classified as a PFIC in a subsequent taxable year.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and sale from time to time by the Selling Securityholders of (A) up to 57,637,419 Class A Ordinary Shares, which includes (i) 6,777,140 Class A Ordinary Shares issued in the PIPE Investment; (ii) 7,740,000 Class A Ordinary Shares issued to the Forward Purchase Investors; (iii) 6,933,558 Class A Ordinary Shares issued to the Sponsor pursuant to the Initial Merger; (iv) 100,000 Class A Ordinary Shares issued to certain Artisan Directors pursuant to the Initial Merger; (v) 9,713,864 Class A Ordinary Shares issuable upon the conversion of 9,713,864 Class B Ordinary Shares issued to Da Yeung Limited pursuant to the Acquisition Merger; and (vi) a total of 26,372,857 Class A Ordinary Shares issued to certain prior shareholders of Prenetics pursuant to the Acquisition Merger; (B) up to 6,041,007 Private Warrants issued to the Sponsor and the Forward Purchase Investors pursuant to the Initial Merger; and (C) up to 7,792,898 Class A Ordinary Shares issuable upon exercises of the Private Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth information known to us as of September 25, 2023 regarding the names of the Selling Securityholders for which we are registering securities for resale to the public, their beneficial ownership of Class A Ordinary Shares and Warrants, and the amount of Class A Ordinary Shares and Warrants that may be offered from time to time by the Selling Securityholders pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section titled “Description of Share Capital — Transfer of Ordinary Shares.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.

The securities owned by the persons named below do not have voting rights different from the securities owned by other holders.

	Securities beneficially owned prior to this offering				Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Ordinary Shares	%(1)	Warrants	%(1)	Ordinary Shares	Warrants	Ordinary Shares(1)(2)	%(1)(2)	Warrants(1)(2)	%(1)(2)
Silverlight Capital Fund L.P.(3)	3,870,000	2.2%	—	—	3,870,000	—	—	—	—	—
Lippo-Dragonstone Asia Star I Limited(4)	2,803,940	1.6%	—	—	2,803,940	—	—	—	—	—
Xen One Limited(5)	103,200	*	—	—	103,200	—	—	—	—	—
Aspex Master Fund(6)	5,192,250	2.9%	1,166,666	(7)	3,870,000	750,000	1,322,250	*	416,666	(8)
PAG Quantitative Strategies Trading Limited(9)	4,353,750	2.4%	750,000	(10)	3,870,000	750,000	483,750	*	—	—
Woodbury Capital Management Limited(11)	6,066,863	3.4%	3,973,381	(12)	6,066,863	3,973,381	—	—	—	—
M13 Capital Management Holdings Limited(13)	866,695	*	567,626	(14)	866,695	567,626	—	—	—	—
Da Yeung Limited(15)	9,713,864	5.4%	—	—	9,713,864	—	—	—	—	—
Avrom Boris Lasarow(16)	2,314,779	1.3%	—	—	1,881,844	—	432,935	*	—	—
For Excelsiors Limited(17)	3,840,716	2.1%	—	—	3,840,716	—	—	—	—	—
Prudential Hong Kong Limited(18)	10,276,819	5.7%	—	—	10,276,819	—	—	—	—	—
Genetel Bioventures Limited(19)	9,206,785	5.1%	—	—	9,206,785	—	—	—	—	—
Cui Zhanfeng(20)	1,183,923	*	—	—	789,282	—	394,641	*	—	—
Lucky Rider Investments Limited(21)	377,411	*	—	—	377,411	—	—	—	—	—
William Keller(22)	25,000	*	—	—	25,000	—	—	—	—	—
Mitch Garber(23)	25,000	*	—	—	25,000	—	—	—	—	—
Fan (Frank) Yu(24)	25,000	*	—	—	25,000	—	—	—	—	—
Sean O’Neill(25)	25,000	*	—	—	25,000	—	—	—	—	—

*	Less than 1% of the total number of outstanding ordinary shares
(1)

The percentage of our Ordinary Shares beneficially owned is computed on the basis of 157,674,687 Class A Ordinary Shares and 22,597,221 Class B Ordinary Shares issued and outstanding as of September 25, 2023, and does not include 22,384,585 Class A Ordinary Shares issuable upon the exercise of our Warrants.

(2)	Assumes the sale of all shares offered in this prospectus.
(3)	The business address of Silverlight Capital Fund L.P. is 18/F, COFCO Tower, 262 Gloucester Rd., Causeway Bay, Hong Kong.
(4)	The business address of Lippo-Dragonstone Asia Star I Limited is Unit 1004, 10/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong.
(5)	The business address of Xen One Limited is Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands.

(6)	The business address of Aspex Master Fund is c/o Aspex Management (HK) Limited, 16th Floor, St. George’s Building, 2 Ice House Street, Hong Kong.
(7)

The exercise of the 1,166,666 Warrant held by Aspex Master Fund will result in the issuance of 1,504,999 Class A Ordinary Shares, or 6.7% of all Class A Ordinary Shares underlying Warrants, at a price of $8.91 per 1.29 Class A Ordinary Shares, subject to adjustment.

(8)

The exercise of the 416,666 Warrants held by Aspex Master Fund will result in the issuance of 537,449 Class A Ordinary Shares, or 2.4% of all Class A Ordinary Shares underlying Warrants, at a price of $8.91 per 1.29 Class A Ordinary Shares, subject to adjustment.

(9)	The business address of PAG Quantitative Strategies Trading Limited is c/o PAG Quantitative Strategies Trading Limited, 33/ F, Three Pacific Place, 1 Queen’s Road East, Hong Kong.
(10)

The exercise of the 750,000 Warrant held by PAG Quantitative Strategies Trading Limited will result in the issuance of 967,500 Class A Ordinary Shares, or 4.3% of all Class A Ordinary Shares underlying Warrants, at a price of $8.91 per 1.29 Class A Ordinary Shares, subject to adjustment.

(11)

Woodbury Capital Management Limited is a member of Artisan LLC. On June 9, 2022, Artisan LLC distributed the 6,933,558 Class A Ordinary Shares and 4,541,007 Private Warrants held by it to its two members on a pro rata basis. Woodbury Capital Management Limited and M13 Capital Management Holdings Limited. The business address of Woodbury Capital Management Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

(12)

The exercise of the 3,973,381 Warrants held by Woodbury Capital Management Limited will result in the issuance of 5,125,661 Class A Ordinary Shares, or 22.9% of all Class A Ordinary Shares underlying Warrants, at a price of $8.91 per 1.29 Class A Ordinary Shares, subject to adjustment.

(13)

M13 Capital Management Holdings Limited is a member of Artisan LLC. On June 9, 2022, Artisan LLC distributed the 6,933,558 Class A Ordinary Shares and 4,541,007 Private Warrants held by it to its two members on a pro rata basis. The business address of M13 Capital Management Holdings Limited is Portcullis Chambers 4th Floor, Ellen Skelton Building, 3076 Sir Francis, Drake Highway, Road Town, Tortola VG1110, British Virgin Islands. Cheng Yin Pan (Ben), an independent director of our Company, is the manager of M13 Capital Management Holdings Limited and has voting and investment discretion with respect to the Class A Ordinary Shares held of record by M13 Capital Management Holdings Limited. Cheng Yin Pan (Ben) disclaims any beneficial ownership of the securities held by M13 Capital Management Holdings Limited other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(14)

The exercise of the 567,626 Warrants held by M13 Capital Management Holdings Limited will result in the issuance of 732,237 Class A Ordinary Shares, or 3.3% of all Class A Ordinary Shares underlying Warrants, at a price of $8.91 per 1.29 Class A Ordinary Shares, subject to adjustment.

(15)

Consists of 9,713,864 Class B Ordinary Shares. Da Yeung Limited is wholly owned by Yeung Danny Sheng Wu. Yeung Danny Sheng Wu is a director and the chairperson and chief executive officer of our Company. The business address of Da Yeung Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, VG 1110, British Virgin Islands.

(16)	The business address of Avrom Boris Lasarow is Thimble Hall, Leacon Lane, Charling, Ashford, United Kingdom.
(17)

For Excelsiors Limited is wholly owned by Tzang Chi Hung Lawrence. Dr. Tzang Chi Hung Lawrence is the chief scientific officer of our Company. The business address of For Excelsiors Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands, VG 1110.

(18)	The business address of Prudential Hong Kong Limited is 59/F, One Island East, 18 Westlands Road, Quarry Bay, Hong Kong.
(19)	The business address of Genetel Bioventures Limited is 7B, Yardley Commercial Building, 3 Connaught Road West, Sheung Wan, Hong Kong.
(20)	Dr. Cui Zhanfeng is a director of our Company. The business address of Dr. Cui Zhanfeng is Ash Tree Farm, Faringdon Road, Cumnor, Oxford, United Kingdom, OX2 9QX.
(21)

Lucky Rider Investments Limited is wholly owned by Chiu Wing Kwan Winnie, a director of our Company. The business address of Lucky Rider Investments Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(22)	The business address of William Keller is Lerchenhalde 7, CH8703 Erlenbach, Switzerland.
(23)	The business address of Mitch Garber is 2200 Stanley — 10th Floor Montreal, Quebec Canada H3A1R6.
(24)	The business address of Fan (Frank) Yu is c/o Ally Bridge Group (HK) Limited Unit 3002-3004, 30/F, Gloucester Tower, The Landmark 15 Queen’s Road Central, Hong Kong.
(25)	The business address of Sean O’Neill is 209 Park Vista Tower, 5 Cobblestone Square, London E1W 3AY, United Kingdom.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders named in this prospectus of: (A) up to 57,637,419 Class A Ordinary Shares, which includes (i) 6,777,140 Class A Ordinary Shares issued in the PIPE Investment; (ii) 7,740,000 Class A Ordinary Shares issued to the Forward Purchase Investors; (iii) 6,933,558 Class A Ordinary Shares issued to the Sponsor pursuant to the Initial Merger; (iv) 100,000 Class A Ordinary Shares issued to certain Artisan Directors pursuant to the Initial Merger; (v) 9,713,864 Class A Ordinary Shares issuable upon the conversion of 9,713,864 Class B Ordinary Shares issued to Da Yeung Limited pursuant to the Acquisition Merger; (vi) a total of 26,372,857 Class A Ordinary Shares issued to certain prior shareholders of Prenetics pursuant to the Acquisition Merger; (vii) 14,444,445; (B) up to 6,041,007 Private Warrants issued to the Sponsor and the Forward Purchase Investors pursuant to the Initial Merger; and (C) up to 7,792,898 Class A Ordinary Shares issuable upon exercises of the Private Warrants. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders.

We are registering the foregoing securities so that those securities may be freely sold to the public by the Selling Securityholders. We have agreed with certain Selling Securityholders pursuant to the Registration Rights Agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Securityholders cease to hold any securities eligible for registration under the Registration Rights Agreement. The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus, and each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. However, there can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus.

We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder. The aggregate proceeds to the Selling Securityholders will be the aggregate purchase price of the securities sold less any discounts and commissions borne by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of our Class A Ordinary Shares or Warrants. Our Class A Ordinary Shares and Warrants are currently listed on NASDAQ under the symbols “PRE” and “PRENW,” respectively.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of our Class A Ordinary Shares or Warrants, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NASDAQ;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholder or its affiliates by pledge to secure debts and other obligations;

•	delayed delivery arrangements;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on NASDAQ or any other exchange or market. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time or for any other reason.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement will be or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part may be, prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

To the extent required, we will use our best efforts to file a post-effective amendment to the registration statement of which this prospectus is part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information, and this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s Class A Ordinary Shares or Warrants, the Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the Selling Securityholders for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or post-effective amendment to name specifically such person as a Selling Securityholder.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement or post-effective amendment in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

If any of the Selling Securityholders use an underwriter or underwriters for any offering, we will name such underwriter or underwriters, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus, the applicable Selling Securityholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the Selling Securityholders, the number of shares set forth in such prospectus supplement. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by one or more underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in such prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or the Selling Securityholders or perform services for us or the Selling Securityholders, in the ordinary course of business.

Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In order to facilitate the offering of the securities, any underwriters, broker-dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters, broker-dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters, broker-dealers or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, broker-dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may also authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

In effecting sales, underwriters, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Underwriters, broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

A Selling Securityholder may enter into derivative transactions with third parties, including hedging transactions with broker-dealers or other financial institutions, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. We and/or the Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

A summary of the material provisions governing our share capital is described below. This summary is not complete and should be read together with the Amended Articles, a copy of which is included elsewhere in this registration statement.

We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.

Our authorized share capital is $50,000 divided into 500,000,000 shares of $0.0001 par value each, of which (i) 400,000,000 are designated as Class A Ordinary Shares, (ii) 50,000,000 are designated as convertible Class B Ordinary Shares and (iii) 50,000,000 are designated as shares of such class or classes (however designated) as the board of directors may determine in accordance with Article 10 of the Amended Articles. All ordinary shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable. On November 30, 2022, our board of directors authorized a share repurchase program, under which we may repurchase up to US$20 million of our Class A Ordinary Shares in the open market over the following 24 months. As of the date of this prospectus, we had repurchased 1,684,757 Class A Ordinary Shares under this share repurchase program. The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the ordinary shares.

Ordinary Shares

General

Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights and powers except for voting and conversion rights. We maintain a register of its shareholders and a shareholder will only be entitled to a share certificate if our board of directors determines that share certificates be issued.

Danny Yeung controls the voting power of all of the outstanding Class B Ordinary Shares. Although Mr. Yeung controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, those shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in other events described below. See “— Optional and Mandatory Conversion.”

Dividends

The holders of Ordinary Shares are entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as shareholders may declare by ordinary resolution (provided that no dividend shall exceed the amount recommended by the board of directors).

Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie, provided, that no dividend can be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on Class B Ordinary Shares.

Voting Rights

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the shareholders. In respect of all matters upon which holders of Ordinary Shares are entitled to vote, each Class A Ordinary Share are entitled to one (1) vote and each Class B Ordinary Share are entitled to twenty

(20) votes. At any meeting of shareholders a resolution put to the vote of the meeting shall be decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting.

Class A Ordinary Shares and Class B Ordinary Shares vote together on all matters, except that we will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:

•	increase the number of authorized Class B Ordinary Shares;

•

issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to any Key Executive or his or her affiliates, or on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under the Amended Articles;

•	create, authorize, issue, or reclassify into, any preference shares in our capital or any shares in our capital that carry more than one (1) vote per share;

•

reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

•

amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Amended Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares;

An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast at a meeting of shareholders, while a special resolution requires not less than two-thirds of votes cast at a meeting of shareholders.

Optional and Mandatory Conversion

Each Class B Ordinary Share are convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Any number of Class B Ordinary Shares held by a holder thereof will automatically and immediately be converted into an equal number of Class A Ordinary Shares (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) upon the occurrence of any of the following:

•

Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not a Permitted Transferee of such holder;

•

The direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of the such holder; or

•	A person becoming a holder of Class B Ordinary Shares by will or intestacy.

All Class B Ordinary Shares issued and outstanding will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

•	On Danny Yeung’s death or incapacity;

•

On the date on which Danny Yeung is terminated for cause (as defined in the employment agreement with Danny Yeung (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable)); or

•

On the first date that both of the following conditions are satisfied: (I) Danny Yeung and his Affiliates and Permitted Transferees together own less than thirty three per cent (33%) of the number of Class B Ordinary Shares (which for these purposes shall be deemed to include all Class B Ordinary Shares issuable upon exercise of all outstanding restricted share units to acquire Class B Ordinary Shares that are held by Danny Yeung immediately following the Acquisition Effective Time) that Danny Yeung and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time; and (II) Danny Yeung ceases to be our Director or officer.

No Class B Ordinary Shares shall be issued by us after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.

Transfer of Ordinary Shares

Subject to applicable laws, including securities laws, and the restrictions contained in the Amended Articles, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form, in a form prescribed by NASDAQ or any other form approved by our board of directors.

Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “— Optional and Mandatory Conversion.”

A “Permitted Transferee” with respect to the Class B Ordinary Shareholders, means any or all of the following:

(a) Danny Yeung and his Permitted Entities and Permitted Transferees of each of them (each a “Key Executive”);

(b) any Key Executive’s Permitted Entities;

(c) the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder: (i) to (A) his or her Family Members; (B) any other relative or individual approved by our board of directors; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such Key Executive or a trust or estate planning entity; or (ii) occurring by operation of law, including in connection with divorce proceedings;

(d) any charitable organization, foundation, or similar entity;

(e) our Company or any of its subsidiaries; or

(f) in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all our directors, provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, we shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall be subject to mandatory conversion as set out above.

A “Permitted Entity” with respect to any Key Executive means:

(a) any person in respect of which such Key Executive has, directly or indirectly: (i) control with respect to the voting of all the Class B Ordinary Shares held by or to be transferred to such person; (ii) the ability to direct or cause the direction of the management and policies of such person or any other person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or (iii) the operational or practical control of such person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the preceding clauses (a)(i) or (ii);

(b) any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any persons Controlled directly or indirectly Controlled by such a trust; and

(c) any person Controlled by a trust described in the immediately preceding clause (b).

“Family Member” means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18.

“Controlled” means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising).

Our board of directors may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:

•

the instrument of transfer is lodged with us, or our designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•

the transferred shares are fully paid up and free of any lien in favor of us (it being understood and agreed that all other liens, e.g., pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

•	a fee of such maximum sum as NASDAQ may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

Liquidation

Our Class A Ordinary Shares and Class B Ordinary Shares will rank equally upon the occurrence of any liquidation, dissolution or winding up, in the event of which our assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Cayman Islands Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by either resolution of our board of directors or special resolution of shareholders, determine before the issue of the shares.

Variations of Rights of Shares

Subject to certain Amended Articles provisions governing the Class B Ordinary Shares, if at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

We will hold an annual general meeting at such time and place as our board of directors will determine. Our board of directors may call extraordinary general meetings whenever they think fit, and must convene an extraordinary general meeting upon the requisition of (a) shareholders holding at least one third of the votes that may be cast at such meeting, or (b) the holders of Class B Ordinary Shares entitled to cast a majority of the votes that all Class B Ordinary Shares are entitled to cast. At least seven (7) calendar days’ notice in writing shall be given for any general meeting.

One or more shareholders holding not less than one-third of the our total issued share capital in issue present in person or by proxy and entitled to vote will be a quorum for all purposes, provided that, from and after the Acquisition Effective Time where Class B Ordinary Shares are in issue, the presence in person or by proxy of holders of a majority of Class B Ordinary Shares will be required in any event.

Inspection of Books and Records

Our board of directors will determine whether, to what extent, at what times and places and under what conditions or articles our accounts and books will be open to the inspection by shareholders, and no shareholder (not being our director) will otherwise have any right of inspecting any of our account or book or document except as required by the Cayman Islands Companies Act or authorized by ordinary resolution of shareholders.

Changes in Capital

We may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:

•	increase its share capital by such sum, to be divided into shares of such amount, as the resolution will prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than existing shares;

•

sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of Class B Ordinary Shares, we may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.

Warrants

In connection with and upon the consummation of the Business Combination, each Artisan Warrant outstanding immediately prior to the Business Combination was assumed by the Company and converted into a Warrant entitling the holder thereof to purchase such number of Class A Ordinary Share equal to the Class A Exchange Ratio upon exercise. Each Warrant continues to have and be subject to substantially the same terms and conditions as were applicable to such Artisan Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions).

Exempted Company

We are an exempted company with limited liability incorporated under the laws of Cayman Islands.

The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

•

an exempted company (other than an exempted company holding a license to carry on business in the Cayman Islands) does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation;

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	38,197.64
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*

Total	$38,197.64

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

Mourant Ozannes has advised us on certain legal matters as to Cayman Islands law, including the issuance of the ordinary shares offered by this prospectus, and Skadden, Arps, Meagher & Flom LLP have advised us on the validity of Warrants under New York law.

EXPERTS

The consolidated financial statements of Prenetics Global Limited as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are a public limited company organized under the laws of Cayman Islands. As a result, the rights of holders of our Class A Ordinary Shares will be governed by Cayman Islands law and our articles of association. The rights of shareholders under Cayman Islands law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws.

Our principal executive office is Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor New York, N.Y. 10168.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration on Form F-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also make available on our website, free of charge, our annual report on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is www.prenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Amended Articles provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

We have entered into indemnification agreements with each of our directors. Under these agreements, We have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being our director.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9.	Exhibits

Exhibit No.	Description	Incorporation by reference
		Form	File No.	Exhibit No.	Filing Date

5.1*	Opinion of Mourant Ozannes as to validity of ordinary shares of Prenetics Global Limited	F-1	333-265284	5.1	June 28, 2022

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the warrants of Prenetics Global Limited	F-1	333-265284	5.2	June 28, 2022

23.1	Consent of KPMG

23.2*	Consent of Mourant Ozannes (included in Exhibit 5.1)	F-1	333-265284	23.4	June 28, 2022

23.5*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)	F-1	333-265284	23.5	June 28, 2022

23.6*	Consent of DaHui Lawyers	F-1	333-265284	23.6	June 28, 2022

24.1	Power of Attorney

107*	Calculation of Filing Fee Table	F-1	333-265284	107	June 10, 2022

*	Previously filed.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 6, 2023.

Prenetics Global Limited

By:	/s/ Danny Sheng Wu Yeung
Name:	Danny Sheng Wu Yeung
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Danny Sheng Wu Yeung Danny Sheng Wu Yeung	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 6, 2023

/s/ Lo Hoi Chun Lo Hoi Chun	Chief Financial Officer (Principal Financial and Accounting Officer)	October 6, 2023

*	Independent Director	October 6, 2023
Cheng Yin Pan

*	Director	October 6, 2023
Cui Zhanfeng

*	Independent Director	October 6, 2023
Ian Ying Woo

*	Independent Director	October 6, 2023
Chiu Wing Kwan Winnie

*By:	/s/ Danny Sheng Wu Yeung
Danny Sheng Wu Yeung
Attorney-in-fact

II-4